Exhibit 99.1

Earnings Release & Supplemental Information — Unaudited

March 31, 2012

OVERVIEW:	Section I
Earnings Release	—
Summary Description	1
Equity Research Coverage	2
Selected Financial Summary Data	3
Selected Portfolio Data	4

FINANCIAL STATEMENTS:	Section II
Quarterly Consolidated Balance Sheets	5
Consolidated Statements of FFO	6
Consolidated Statements of Operations	7
Consolidated Reconciliations of AFFO	8

PORTFOLIO INFORMATION:	Section III
Consolidated Office Properties by Region	9
NOI from Real Estate Operations and Occupancy by Property Grouping	10
Real Estate Revenues & NOI from Real Estate Operations by Segment	11
Consolidated Office Occupancy Rates by Region by Quarter	12
Same Office Properties Average Occupancy Rates by Region	13
Same Office Property Real Estate Revenues & NOI by Region	14
Unstabilized Office Properties	15
Office Leasing for the Quarter Ended	16
Office Lease Expiration Analysis	17
Top 20 Office Tenants	18

INVESTING ACTIVITY:	Section IV
Dispositions and Acquisitions	19
Construction, Redevelopment, Wholesale Data Center, Land Held
& Pre-Construction	20
Summary of Construction Projects	21
Summary of Redevelopment Projects	22
Wholesale Data Center	23
Summary of Land Held and Pre-Construction	24

CAPITALIZATION:	Section V
Quarterly Common Equity Analysis	25
Quarterly Preferred Equity and Total Market Capitalization Analysis	26
Dividend Analysis	27
Debt Analysis	28-29
Debt Maturity Schedule	30
Consolidated Joint Ventures	31
Unconsolidated Joint Venture	32

RECONCILIATIONS & DEFINITIONS:	Section VI
Supplementary Reconciliations of Non-GAAP Measures	33-34
Definitions	35-39

Please refer to the section entitled “Definitions” for definitions of non-GAAP measures and other terms we use herein that may not be customary or commonly known.

6711 Columbia Gateway Drive, Suite 300
Columbia, Maryland 21046
Telephone 443-285-5400
Facsimile 443-285-7650
www.copt.com
NYSE: OFC

NEWS RELEASE

FOR IMMEDIATE RELEASE	IR Contacts:
	Stephanie Krewson	Michelle Layne
	VP, Investor Relations	Investor Relations Specialist
	443-285-5453	443-285-5452
	stephanie.krewson@copt.com	michelle.layne@copt.com

COPT REPORTS FIRST QUARTER 2012 RESULTS

COLUMBIA, MD April 26, 2012 — Corporate Office Properties Trust (COPT) (NYSE: OFC), an office real estate investment trust (REIT) that focuses primarily on serving the specialized requirements of U.S. Government and Defense Information Technology tenants, announced financial and operating results for the first quarter ended March 31, 2012.

“While we continue to operate in a challenging economic environment, 2012 is starting off well, as evidenced by our quarterly results,” stated Roger A. Waesche, Jr., President and Chief Executive Officer of Corporate Office Properties Trust. “We continue to make solid progress executing on our Strategic Reallocation Plan and we are pleased with the performance of our same office portfolio,” he added.

Results:

Diluted earnings per share (EPS) was $0.04 for the quarter ended March 31, 2012 as compared to an EPS loss of ($0.33) in the first quarter of 2011. Diluted funds from operations per share (FFOPS), as adjusted for comparability, was $0.53 for the first quarter ended March 31, 2012, which represented an 8% increase from the $0.49 reported for the first quarter of 2011. Adjustments for comparability encompass items such as acquisition costs, impairments and gains on non-operating properties, gains (losses) on early extinguishment of debt and derivative losses. Please refer to the reconciliation tables that appear later in this press release. Per NAREIT’s definition, FFOPS for the first quarter of 2012 was $0.54 versus $0.13 reported in the first quarter of 2011.

Operating Performance:

Portfolio Summary — At March 31, 2012, the Company’s consolidated portfolio of 231 operating office properties totaled 20.2 million square feet. The weighted average remaining lease term for the portfolio was 4.7 years and the average rental rate (including tenant reimbursements) was $26.95 per square foot. The Company’s consolidated portfolio was 87% occupied and 89% leased as of March 31, 2012, up 80 and 70 basis points, respectively, from December 31, 2011 levels.

Same Office Performance — The Company’s same office portfolio excludes properties identified for eventual disposal as part of the Company’s Strategic Reallocation Plan. For the quarter ended March 31, 2012, COPT’s same office portfolio represents 79% of the rentable square feet of the portfolio and consists of 169 properties. The Company’s same office portfolio occupancy was 89.5% at the end of the first quarter of 2012, down 10 basis points from year end 2011.

For the first quarter ended March 31, 2012, the Company’s same office property cash NOI, excluding gross lease termination fees, increased 7% as compared to the first quarter ended 2011. Including gross lease termination fees, same office property cash NOI for the first quarter ended March 31, 2012 increased 8% over the same period in 2011.

Leasing — COPT leased a total of 570,000 square feet during the quarter ended March 31, 2012, which included 86,000 square feet of development leasing. During this same period, the Company’s renewal rate was 59%. For the quarter ended March 31, 2012, total rent on renewed space increased 2% as measured from the straight-line rent in effect preceding the renewal date; on a cash basis, renewal rents decreased 8%.

Investment Activity:

Construction — At March 31, 2012, the Company had six office properties totaling 789,000 square feet under construction for a total projected cost of $197.7 million, of which $136.4 million had been incurred.

Dispositions — In the first quarter of 2012, COPT sold seven stabilized properties, two vacant properties and a land parcel for net proceeds of approximately $61 million. The stabilized buildings contained an aggregate of 219,000 square feet and were 80% occupied (63 leases) at the time of sale.

Capital Transactions:

In February, the Company entered into a $250 million term loan agreement with its bank group. The Term Loan has a five-year term and a variable interest rate of LIBOR plus 1.65% to 2.40%, depending on the Company’s leverage levels. The Company used proceeds from the Term Loan to repay outstanding balances on its unsecured line of credit.

Balance Sheet and Financial Flexibility:

As of March 31, 2012, the Company had a total market capitalization of $4.4 billion, with $2.4 billion in debt outstanding, equating to a 55% debt-to-total market capitalization ratio. Also, the Company’s weighted average interest rate was 4.37% for the quarter ended March 31, 2012 and 80% of the Company’s debt was subject to fixed interest rates, including the effect of interest rate swaps.

For the first quarter 2012, the Company’s adjusted EBITDA to interest expense coverage ratio was 3.20x, and the adjusted EBITDA fixed charge coverage ratio was 2.72x. Adjusting for construction in progress, the Company’s adjusted debt-to-adjusted EBITDA ratio was 6.69x for the three months ended March 31, 2012.

2012 FFO Guidance:

Management is affirming its previously issued guidance for 2012 FFOPS of between $2.02 and $2.18, and is issuing second quarter 2012 FFOPS guidance of $0.48 to $0.52. A reconciliation of projected diluted EPS to projected FFOPS for the quarter ending June 30, 2012 and the year ending December 31, 2012 is provided, as follows:

	Quarter Ending		Year Ending
	June 30, 2012		December 31, 2012
	Low	High	Low	High

FFOPS	$0.48	$0.52	$2.02	$2.18
Real estate depreciation and amortization	(0.44)	(0.44)	(1.73)	(1.73)
Impairments of previously depreciated properties	—	—	(0.16)	(0.16)
Gains on sales of previously depreciated properties	—	—	0.05	0.05

EPS	$0.04	$0.08	$0.18	$0.34

Conference Call Information:

Management will discuss first quarter 2012 earnings results, as well as its 2012 guidance, on its conference call today at 11:00 a.m. Eastern Time, details of which are listed below:

Conference Call Date:	Thursday, April 26, 2012

Time:	11:00 a.m. Eastern Time

Telephone Number: (within the U.S.)	888-679-8035

Telephone Number: (outside the U.S.)	617-213-4848

Passcode:	35166438

Please use the following link to pre-register and view important information about this conference call. Pre-registering is not mandatory but is recommended as it will provide you immediate entry into the call and will facilitate the timely start of the conference. Pre-registration only takes a few moments and you may pre-register at anytime, including up to and after the call start time. To pre-register, please click on the below link:

https://www.theconferencingservice.com/prereg/key.process?key=PJAUAWVD7

You may also pre-register in the Investor Relations section of the Company’s website at www.copt.com. Alternatively, you may be placed into the call by an operator by calling the number provided above at least 5 to 10 minutes before the start of the call. A replay of this call will be available beginning Thursday, April 26 at 3:00 p.m. Eastern Time through Thursday, May 10 at midnight Eastern Time. To access the replay within the United States, please call 888-286-8010 and use passcode 94646315. To access the replay outside the United States, please call 617-801-6888 and use passcode 94646315.

The conference calls will also be available via live webcast in the Investor Relations section of the Company’s website at www.copt.com. A replay of the conference calls will be immediately available via webcast in the Investor Relations section of the Company’s website.

Company Information:

COPT is an office REIT that focuses primarily on strategic customer relationships and specialized tenant requirements in the U.S. Government and Defense Information Technology sectors and Data Centers serving such sectors. The Company acquires, develops, manages and leases office and data center properties that are typically concentrated in large office parks primarily located adjacent to government demand drivers and/or in strong markets that we believe possess growth opportunities. As of March 31, 2012, the Company’s consolidated portfolio consisted of 231 office properties totaling 20.2 million rentable square feet. The Company’s portfolio primarily consists of technically sophisticated buildings in visually appealing settings that are environmentally sensitive, sustainable and meet unique customer requirements. COPT is an S&P MidCap 400 company and more information can be found at www.copt.com.

Forward-Looking Information:

This press release may contain “forward-looking” statements, as defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, that are based on the Company’s current expectations, estimates and projections about future events and financial trends affecting the Company.  Forward-looking statements can be identified by the use of words such as “may,” “will,” “should,” “could,” “believe,” “anticipate,” “expect,” “estimate,” “plan” or other comparable terminology.  Forward-looking statements are inherently subject to risks and uncertainties, many of which the Company cannot predict with accuracy and some of which the Company might not even anticipate.  Accordingly, the Company can give no assurance that these expectations, estimates and projections will be achieved.  Future events and actual results may differ materially from those discussed in the forward-looking statements.

Important factors that may affect these expectations, estimates, and projections include, but are not limited to:

•                  general economic and business conditions, which will, among other things, affect office property and data center demand and rents, tenant creditworthiness, interest rates, financing availability and property values;

•                  adverse changes in the real estate markets including, among other things, increased competition with other companies;

•                  governmental actions and initiatives, including risks associated with the impact of a government shutdown or budgetary reductions or impasses, such as a reduction in rental revenues,  non-renewal of leases, and/or a curtailment of demand for additional space by strategic tenants;

•                  the Company’s ability to sell properties included in its Strategic Reallocation Plan;

•                  the Company’s ability to borrow on favorable terms;

•                  risks of real estate acquisition and development activities, including, among other things, risks that development projects may not be completed on schedule, that tenants may not take occupancy or pay rent or that development or operating costs may be greater than anticipated;

•                  risks of investing through joint venture structures, including risks that the Company’s joint venture partners may not fulfill their financial obligations as investors or may take actions that are inconsistent with the Company’s objectives;

•                  changes in the Company’s plans or views of market economic conditions or failure to obtain development rights, either of which could result in recognition of impairment losses;

•                  the Company’s ability to satisfy and operate effectively under Federal income tax rules relating to real estate investment trusts and partnerships;

•                  the dilutive effect of issuing additional common shares; and

•                  environmental requirements.

The Company undertakes no obligation to update or supplement any forward-looking statements. For further information, please refer to the Company’s filings with the Securities and Exchange Commission, particularly the section entitled “Risk Factors” in Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2011.

Reconciliations:

Reconciliations of non-GAAP measures to the most directly comparable GAAP measures are included in the tables, below. Please refer to the information furnished with our Form 8-K on our website (www.copt.com) for definitions of these non-GAAP measures and other terms used in this press release.

Corporate Office Properties Trust

Summary Financial Data

(unaudited)

(Amounts in thousands, except per share data)

	Three Months Ended March 31,
	2012	2011
Revenues
Real estate revenues	$121,939	$116,461
Construction contract and other service revenues	21,534	21,028
Total revenues	143,473	137,489
Expenses
Property operating expenses	47,202	47,061
Depreciation and amortization associated with real estate operations	31,066	30,043
Construction contract and other service expenses	20,607	20,618
Impairment losses	5,126	27,742
General and administrative expenses	7,017	6,777
Business development expenses and land carry costs	1,594	1,241
Total operating expenses	112,612	133,482
Operating income	30,861	4,007
Interest expense	(25,224)	(26,115)
Interest and other income	1,217	1,168
Income (loss) from continuing operations before equity in (loss) income of unconsolidated entities and income taxes	6,854	(20,940)
Equity in (loss) income of unconsolidated entities	(89)	30
Income tax (expense) benefit	(4,173)	544
Income (loss) from continuing operations	2,592	(20,366)
Discontinued operations	4,385	(901)
Income (loss) before gain on sales of real estate	6,977	(21,267)
Gain on sales of real estate, net of income taxes	—	2,701
Net income (loss)	6,977	(18,566)
Net (income) loss attributable to noncontrolling interests
Common units in the Operating Partnership	(159)	1,479
Preferred units in the Operating Partnership	(165)	(165)
Other consolidated entities	24	(538)
Net income (loss) attributable to COPT	6,677	(17,790)
Preferred share dividends	(4,025)	(4,025)
Net income (loss) attributable to COPT common shareholders	$2,652	$(21,815)

Earnings per share (“EPS”) computation:
Numerator for diluted EPS:
Net income (loss) attributable to common shareholders	$2,652	$(21,815)
Dilutive effect of common units in the Operating Partnership	—	(1,479)
Amount allocable to restricted shares	(141)	(282)
Numerator for diluted EPS	$2,511	$(23,576)

Denominator:
Weighted average common shares - basic	71,458	66,340
Dilutive effect of common units in the Operating Partnership	—	4,396
Weighted average common shares - diluted	71,458	70,736

Diluted EPS	$0.04	$(0.33)

Corporate Office Properties Trust

Summary Financial Data

(unaudited)

(Amounts in thousands, except per share data and ratios)

	Three Months Ended March 31,
	2012	2011

Net income (loss)	$6,977	$(18,566)
Real estate-related depreciation and amortization	31,087	33,020
Impairment losses on previously depreciated operating properties	11,833	—
Depreciation and amortization on unconsolidated real estate entities	114	119
Gain on sales of previously depreciated operating properties, net of income taxes	(4,138)	—
Funds from operations (“FFO”)	45,873	14,573
Noncontrolling interests - preferred units in the Operating Partnership	(165)	(165)
Noncontrolling interests - other consolidated entities	24	(538)
Preferred share dividends	(4,025)	(4,025)
Depreciation and amortization allocable to noncontrolling interests in other consolidated entities	(284)	(65)
Basic and diluted FFO allocable to restricted shares	(294)	(282)
Basic and diluted FFO available to common share and common unit holders (“Basic and diluted FFO”)	41,129	9,498
Operating property acquisition costs	—	23
Gain on sales of non-operating properties, net of income taxes	—	(2,701)
Impairment (recoveries) losses on other properties	(5,246)	27,742
Income tax expense on impairment recoveries on other properties	4,642	—
Diluted FFO available to common share and common unit holders, as adjusted for comparability	40,525	34,562
Straight line rent adjustments	(2,179)	(3,912)
Amortization of acquisition intangibles included in net operating income	190	161
Share-based compensation, net of amounts capitalized	3,402	2,759
Amortization of deferred financing costs	1,572	1,759
Amortization of net debt discounts, net of amounts capitalized	663	1,398
Amortization of settled debt hedges	16	16
Recurring capital expenditures on properties not in disposition plans	(1,875)	(7,976)
Diluted adjusted funds from operations available to common share and common unit holders, excluding recurring capital expenditures on properties sold or in disposition plans	42,314	28,767
Recurring capital expenditures on properties sold or in disposition plans	(1,548)	(6,368)
Diluted adjusted funds from operations available to common share and common unit holders (“Diluted AFFO”)	$40,766	$22,399

Weighted average shares
Weighted average common shares	71,458	66,340
Conversion of weighted average common units	4,281	4,396
Weighted average common shares/units - basic FFO per share	75,739	70,736
Dilutive effect of share-based compensation awards	44	261
Weighted average common shares/units - diluted FFO per share	75,783	70,997

Diluted FFO per share	$0.54	$0.13
Diluted FFO per share, as adjusted for comparability	$0.53	$0.49
Dividends/distributions per common share/unit	$0.2750	$0.4125
Payout ratios
Diluted FFO	51.0%	310.7%
Diluted FFO, as adjusted for comparability	51.8%	85.4%
Diluted AFFO, excluding recurring capital expenditures on properties sold or in disposition plans	49.6%	102.6%
Adjusted EBITDA interest coverage ratio	3.20x	2.91x
Adjusted EBITDA fixed charge coverage ratio	2.72x	2.48x
Debt to Adjusted EBITDA ratio (1)	8.05x	8.66x
Adjusted debt to Adjusted EBITDA ratio (2)	6.69x	7.23x

Reconciliation of denominators for diluted EPS and diluted FFO per share
Denominator for diluted EPS	71,458	70,736
Weighted average common units	4,281	—
Anti-dilutive EPS effect of share-based compensation awards	44	261
Denominator for diluted FFO per share	75,783	70,997

(1)          Represents debt as of period end divided by Adjusted EBITDA for the period, as annualized (i.e. three month periods are multiplied by four).

(2)          Represents debt adjusted to subtract construction in progress as of period end divided by Adjusted EBITDA for the period, as annualized (i.e. three month periods are multiplied by four).

Corporate Office Properties Trust

Summary Financial Data

(unaudited)

(Dollars and shares in thousands, except per share data)

	March 31,	December 31,
	2012	2011
Balance Sheet Data (in thousands) (as of period end)
Properties, net of accumulated depreciation	$3,338,291	$3,352,975
Total assets	3,797,368	3,867,524
Debt, net	2,418,078	2,426,303
Total liabilities	2,596,572	2,649,459
Beneficiaries’ equity	1,200,796	1,218,065

Debt to undepreciated book value of real estate assets	59.4%	58.8%
Debt to total market capitalization	54.8%	56.8%

Property Data (consolidated office properties) (as of period end)
Number of operating properties owned	231	238
Total net rentable square feet owned (in thousands)	20,236	20,514
Occupancy	87.0%	86.2%

Reconciliation of denominator for debt to total assets to denominator for debt to undepreciated book value of real estate assets
Denominator for debt to total assets	$3,797,368	$3,867,524
Assets other than assets included in properties, net and assets held for sale	(377,725)	(397,933)
Accumulated depreciation on real estate assets	570,242	559,679
Accumulated depreciation included in assets held for sale	5,840	17,922
Intangible assets on real estate acquisitions, net	83,940	89,120
Non real estate assets included in assets held for sale	(5,664)	(6,523)
Denominator for debt to undepreciated book value of real estate assets	$4,074,001	$4,129,789

	Three Months Ended
	March 31,
	2012	2011
Reconciliations of tenant improvements and incentives, capital improvements and leasing costs for operating properties to recurring capital expenditures

Properties not sold or in disposition plans
Tenant improvements and incentives on operating properties	$666	$7,435
Building improvements on operating properties	871	944
Leasing costs for operating properties	1,299	2,601
Less: Nonrecurring tenant improvements and incentives on operating properties	(561)	(2,211)
Less: Nonrecurring building improvements on operating properties	(407)	(199)
Less: Nonrecurring leasing costs for operating properties	—	(616)
Add: Recurring capital expenditures on operating properties held through joint ventures	7	22
Recurring capital expenditures on properties not sold or in disposition plans	$1,875	$7,976

Properties sold or in disposition plans
Tenant improvements and incentives on operating properties	$930	$5,835
Building improvements on operating properties	823	1,046
Leasing costs for operating properties	142	135
Less: Nonrecurring tenant improvements and incentives on operating properties	(158)	(237)
Less: Nonrecurring building improvements on operating properties	(189)	(411)
Recurring capital expenditures on properties sold or in disposition plans	$1,548	$6,368

Corporate Office Properties Trust

Summary Financial Data

(unaudited)

(Dollars in thousands)

	Three Months Ended
	March 31,
	2012	2011
Reconciliation of common share dividends to dividends and distributions for payout ratios
Common share dividends	$19,819	$27,704
Common unit distributions	1,173	1,809
Dividends and distributions for payout ratios	$20,992	$29,513

Reconciliation of FFO to FFO, as adjusted for comparability
FFO	$45,873	$14,573
Gain on sales of non-operating properties, net of income taxes	—	(2,701)
Impairment (recoveries) losses on non-operating properties, net of associated tax	(604)	27,742
Operating property acquisition costs	—	23
FFO, as adjusted for comparability	$45,269	$39,637

Reconciliation of GAAP net (loss) income to adjusted earnings before interest, income taxes, depreciation and amortization (“Adjusted EBITDA”)
Net income (loss)	$6,977	$(18,566)
Interest expense on continuing operations	25,224	26,115
Interest expense on discontinued operations	451	813
Income tax expense (benefit)	4,173	(544)
Real estate-related depreciation and amortization	31,087	33,020
Depreciation of furniture, fixtures and equipment	618	625
Impairment losses	6,587	27,742
Adjusted EBITDA	$75,117	$69,205

Reconciliation of interest expense from continuing operations to the denominators for interest coverage-Adjusted EBITDA and fixed charge coverage-Adjusted EBITDA
Interest expense from continuing operations	$25,224	$26,115
Interest expense from discontinued operations	451	813
Less: Amortization of deferred financing costs	(1,572)	(1,759)
Less: Amortization of net debt discount, net of amounts capitalized	(663)	(1,398)
Denominator for interest coverage-Adjusted EBITDA	23,440	23,771
Preferred share dividends	4,025	4,025
Preferred unit distributions	165	165
Denominator for fixed charge coverage-Adjusted EBITDA	$27,630	$27,961

Reconciliation of same office property net operating income to same office property cash net operating income and same office property cash net operating income, excluding gross lease termination fees
Same office property net operating income	$64,826	$61,775
Less: Straight-line rent adjustments	(1,992)	(3,515)
Less: Amortization of deferred market rental revenue	(103)	(124)
Add: Amortization of above-market cost arrangements	353	434
Same office property cash net operating income	63,084	58,570
Less: Lease termination fees, gross	(534)	(138)
Same office property cash net operating income, excluding gross lease termination fees	$62,550	$58,432

Reconciliation of debt, net to denominator for adjusted debt to Adjusted EBITDA ratio
Debt, net	$2,418,078	$2,396,795
Less: Construction in progress	(408,883)	(396,170)
Less: Construction in progress on assets held for sale	(75)	—
Denominator for adjusted debt to adjusted EBITDA ratio	$2,009,120	$2,000,625

Summary Description

The Company — Corporate Office Properties Trust (the “Company” or “COPT”) is a self-managed office real estate investment trust (“REIT”). As of March 31, 2012, COPT derived 60% of its annualized rental revenue from properties occupied primarily by tenants in the U.S. Government and/or defense information technology (“Defense IT”) sectors and 83% of the Company’s square footage was located in the Greater Washington/Baltimore region. At March 31, 2012, COPT’s operating portfolio of 231 office properties encompassed 20.2 million square feet and was 88.9% leased. As of the same date, COPT also owned one wholesale data center that was 17% leased.

Corporate Strategy — Through acquisitions and development activities, COPT has assembled a portfolio of Class-A office parks located adjacent to knowledge-based defense installations (rather than weapons production-oriented bases) that are executing programs deemed critical to the nation’s current and future security. COPT also owns dedicated data centers that serve the specialized requirements of our government and Defense IT tenants and a wholesale data center.

Management:	Investor Relations:
Roger A. Waesche, Jr., President & CEO	Stephanie M. Krewson, VP of IR
Stephen E. Budorick, EVP & COO	443-285-5453, stephanie.krewson@copt.com
Wayne H. Lingafelter, EVP, Development	Michelle Layne, IR Specialist
& Construction	443-285-5452, michelle.layne@copt.com
Stephen E. Riffee, EVP & CFO

Disclosure Statement — This supplemental package contains forward-looking statements within the meaning of the Federal securities laws. Forward-looking statements can be identified by the use of words such as “may,” “will,” “should,” “could,” “believe,” “anticipate,” “expect,” “estimate,” “plan” or other comparable terminology.  Forward-looking statements are inherently subject to risks and uncertainties, many of which we cannot predict with accuracy and some of which we might not even anticipate.  Although we believe that the expectations, estimates and projections reflected in such forward-looking statements are based on reasonable assumptions at the time made, we can give no assurance that these expectations, estimates and projections will be achieved.  Future events and actual results may differ materially from those discussed in the forward-looking statements.  Important factors that may affect these expectations, estimates and projections include, but are not limited to: general economic and business conditions, which will, among other things, affect office property and data center demand and rents, tenant creditworthiness, interest rates, financing availability and property values; adverse changes in the real estate markets, including, among other things, increased competition with other companies; governmental actions and initiatives, including risks associated with the impact of a government shutdown or budgetary reductions or impasses, such as a reduction in rental revenues, non-renewal of leases and/or a curtailment of demand for additional space by our strategic customers; our ability to sell properties included in our Strategic Reallocation Plan; our ability to borrow on favorable terms; risks of real estate acquisition and development activities, including, among other things, risks that development projects may not be completed on schedule, that tenants may not take occupancy or pay rent or that development and operating costs may be greater than anticipated; risks of investing through joint venture structures, including risks that our joint venture partners may not fulfill their financial obligations as investors or may take actions that are inconsistent with our objectives; changes in our plans for properties or views of market economic conditions or failure to obtain development rights, either of which could result in recognition of impairment losses; our ability to satisfy and operate effectively under Federal income tax rules relating to real estate investment trusts and partnerships; the dilutive effects of issuing additional common shares; and environmental requirements.  We undertake no obligation to update or supplement any forward-looking statements.  For further information, please refer to our filings with the Securities and Exchange Commission, particularly the section entitled “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2011.

Corporate Office Properties Trust

Equity Research Coverage

Firm	Senior Analyst	Phone	Email
Bank of America Merrill Lynch	Jamie Feldman	646-855-5808	james.feldman@baml.com
BMO Capital Markets	Richard Anderson	212-885-4180	richard.anderson@bmo.com
Citigroup Global Markets	Michael Bilerman	212-816-1383	michael.bilerman@citi.com
Cowen and Company	James Sullivan	646-562-1380	james.sullivan@cowen.com
Green Street Advisors	Michael Knott	949-640-8780	mknott@greenstreetadvisors.com
ISI Group	Steve Sakwa	212-446-9462	ssakwa@isigrp.com
Jefferies & Co.	Omotayo Okusanya	212-336-7076	tokusanya@jefferies.com
JP Morgan	Anthony Paolone	212-622-6682	anthony.paolone@jpmorgan.com
Keefe, Bruyette & Woods	Sheila McGrath	212-887-7793	smcgrath@kbw.com
KeyBanc Capital Markets	Jordan Sadler	917-368-2280	jsadler@keybanccm.com
Macquarie Securities	Rob Stevenson	212-231-8068	rob.stevenson@macquarie.com
Raymond James	Bill Crow	727-567-2594	bill.crow@raymondjames.com
RBC Capital Markets	Dave Rodgers	440-715-2647	dave.rodgers@rbccm.com
Robert W. Baird & Co., Inc.	Dave Aubuchon	314-445-6520	DAubuchon@rwbaird.com
Stifel, Nicolaus & Company, Inc.	John Guinee	443-224-1307	jwguinee@stifel.com
Wells Fargo Securities	Brendan Maiorana	443-263-6516	brendan.maiorana@wachovia.com

With the exception of Green Street Advisors, the above-listed firms are those whose analysts publish research material on the Company and whose estimates of our FFO per share can be tracked through Thomson’s First Call Corporation. Any opinions, estimates, or forecasts the above analysts make regarding COPT’s future performance are their own and do not represent the views, estimates, or forecasts of COPT’s management.

Corporate Office Properties Trust

Selected Financial Summary Data

(in thousands, except per share data)

	Three Months Ended
	3/31/12	12/31/11	9/30/11	6/30/11	3/31/11
SUMMARY OF RESULTS
Same Office NOI	$64,826	$64,693	$64,943	$64,140	$61,775

NOI from real estate operations	$76,917	$77,261	$77,135	$76,133	$72,289

Adjusted EBITDA	$75,117	$75,173	$69,288	$73,058	$69,205

Net income (loss) attributable to COPT common shareholders	$2,652	$(86,253)	$2,541	$(28,250)	$(21,815)

FFO - per NAREIT	$45,873	$(17,924)	$42,319	$37,038	$14,573

FFO - as adjusted for comparability	$45,269	$46,935	$44,391	$46,075	$39,637

Basic and diluted FFO available to common share and common unit holders	$41,129	$(22,653)	$37,029	$32,446	$9,498

Diluted AFFO available to common share and common unit holders	$40,766	$24,846	$33,300	$30,005	$22,399

Per share - diluted:
EPS	$0.04	$(1.21)	$0.03	$(0.42)	$(0.33)
FFO - NAREIT	$0.54	$(0.30)	$0.49	$0.44	$0.13
FFO - as adjusted for comparability	$0.53	$0.56	$0.52	$0.57	$0.49

Dividend per common share	$0.2750	$0.4125	$0.4125	$0.4125	$0.4125

Payout ratios:
Diluted FFO	51.0%	-138.9%	85.0%	96.9%	310.7%
Diluted FFO - as adjusted for comparability	51.8%	74.6%	80.5%	75.8%	85.4%
Diluted AFFO, excluding recurring capital expenditures on properties in disposition plans	49.6%	93.4%	87.0%	90.8%	102.6%

CAPITALIZATION
Debt, net	$2,418,078	$2,426,303	$2,420,073	$2,299,416	$2,396,795
Debt to Total Market Capitalization	54.8%	56.8%	56.2%	47.0%	46.0%
Debt to Undepreciated Book Value of Real Estate Assets	59.4%	58.8%	57.6%	56.0%	58.4%
Adjusted EBITDA fixed charge coverage ratio	2.7 x	2.8 x	2.6 x	2.6 x	2.5 x
Adjusted Debt to Adjusted EBITDA ratio	6.7 x	6.7 x	7.0 x	6.4 x	7.2 x

OTHER
Revenue from early termination of leases	$395	$45	$103	$196	$146
Capitalized interest costs	$3,809	$4,294	$4,458	$4,308	$4,341

Corporate Office Properties Trust

Selected Portfolio Data

	3/31/12	12/31/11	9/30/11	6/30/11	3/31/11
# of Operating Office Properties
Wholly-owned	227	234	246	249	252
+ Consolidated JV	4	4	4	4	4
Consolidated properties	231	238	250	253	256

% Occupied
Wholly-owned	87.6%	86.9%	88.0%	87.3%	87.0%
+ Consolidated JV	60.0%	56.6%	60.0%	58.9%	61.5%
Consolidated properties	87.0%	86.2%	87.4%	86.6%	86.4%

% Leased
Wholly-owned	89.2%	88.7%	89.8%	89.4%	89.2%
+ Consolidated JV	78.4%	67.3%	63.6%	60.1%	62.8%
Consolidated properties	88.9%	88.2%	89.2%	88.7%	88.6%

Square Feet of Office Properties (in thousands)
Wholly-owned	19,793	20,072	20,205	20,244	20,183
+ Consolidated JV Square Footage	444	442	442	442	442
Consolidated Square Footage	20,236	20,514	20,647	20,686	20,625

Corporate Office Properties Trust

Quarterly Consolidated Balance Sheets

(dollars in thousands)

	3/31/12	12/31/11	9/30/11	6/30/11	3/31/11
Assets
Properties, net
Operating properties	$3,274,565	$3,273,735	$3,325,609	$3,269,049	$3,345,921
Less: accumulated depreciation	(570,242)	(559,679)	(553,306)	(527,616)	(526,825)
Projects in development or held for future development, including associated land costs (1)	633,968	638,919	696,914	656,321	649,675
Total properties, net	3,338,291	3,352,975	3,469,217	3,397,754	3,468,771

Assets held for sale	81,352	116,616	72,767	77,410	—
Cash and cash equivalents	7,987	5,559	11,504	11,703	12,606
Restricted cash and marketable securities	21,711	36,232	39,232	22,909	24,094
Accounts receivable, net	11,231	26,032	20,991	13,083	19,765
Deferred rent receivable	89,337	86,856	87,148	84,397	82,901
Intangible assets on real estate acquisitions, net	83,940	89,120	97,954	99,231	106,444
Deferred leasing and financing costs, net	66,987	66,515	70,791	60,164	60,479
Prepaid expenses and other assets	96,532	87,619	95,788	101,579	90,749
Total assets	$3,797,368	$3,867,524	$3,965,392	$3,868,230	$3,865,809

Liabilities and equity
Liabilities:
Debt, net	$2,418,078	$2,426,303	$2,420,073	$2,299,416	$2,396,795
Accounts payable and accrued expenses	93,156	96,425	114,834	115,154	103,043
Rents received in advance and security deposits	27,647	29,548	28,241	26,779	29,427
Dividends and distributions payable	24,544	35,038	35,029	35,021	33,048
Deferred revenue associated with operating leases	15,258	15,554	15,621	12,883	13,897
Distributions received in excess of investment in unconsolidated real estate joint venture	6,178	6,071	5,953	5,841	5,686
Interest rate derivatives	2,673	30,863	30,629	10,020	3,564
Other liabilities	9,038	9,657	7,389	9,744	8,691
Total liabilities	2,596,572	2,649,459	2,657,769	2,514,858	2,594,151

Commitments and contingencies	—	—	—	—	—

Equity:
COPT’s shareholders’ equity:
Preferred shares (aggregate liquidation preference of $216,333)	81	81	81	81	81
Common shares	720	720	720	719	671
Additional paid-in capital	1,670,451	1,668,645	1,663,850	1,657,536	1,511,638
Cumulative distributions in excess of net income	(549,456)	(532,288)	(416,342)	(389,195)	(331,313)
Accumulated other comprehensive loss	(2,201)	(1,733)	(28,618)	(9,624)	(3,197)
Total COPT’s shareholders’ equity	1,119,595	1,135,425	1,219,691	1,259,517	1,177,880
Noncontrolling interests in subsidiaries
Common units in the Operating Partnership	53,883	55,281	60,583	66,482	66,016
Preferred units in the Operating Partnership	8,800	8,800	8,800	8,800	8,800
Other consolidated entities	18,518	18,559	18,549	18,573	18,962
Total noncontrolling interests in subsidiaries	81,201	82,640	87,932	93,855	93,778
Total equity	1,200,796	1,218,065	1,307,623	1,353,372	1,271,658
Total liabilities and equity	$3,797,368	$3,867,524	$3,965,392	$3,868,230	$3,865,809

(1) Please refer to pages 20-24 for detail.

Corporate Office Properties Trust

Consolidated Statements of FFO

(in thousands, except per share data)

	Three Months Ended
	3/31/12	12/31/11	9/30/11	6/30/11	3/31/11
NOI from real estate operations (1)
Real estate revenues	$125,304	$127,456	$125,129	$120,806	$122,441
Real estate property operating expenses	(48,387)	(50,195)	(47,994)	(44,673)	(50,152)
NOI from real estate operations (1)	76,917	77,261	77,135	76,133	72,289
General and administrative expenses	(7,017)	(6,592)	(6,154)	(6,320)	(6,777)
Business development expenses and land carry costs	(1,594)	(1,819)	(1,768)	(1,369)	(1,241)
NOI from construction contracts and other service operations	927	550	558	1,188	410
Impairment recoveries (losses) on non-operating properties	5,246	(39,193)	—	(13,574)	(27,742)
Equity in (loss) income of unconsolidated entities	(89)	(108)	(159)	(94)	30
Depreciation and amortization on unconsolidated real estate entities	114	142	116	115	119
Interest and other income (loss)	1,217	1,921	(242)	2,756	1,168
Loss on early extinguishment of debt, continuing and discontinued operations	—	(3)	(1,995)	(25)	—
Loss on interest rate derivatives	—	(29,805)	—	—	—
Gain on sales of non-operating properties, net of income taxes	—	—	—	16	2,701
Total interest expense	(25,675)	(24,914)	(25,629)	(26,830)	(26,928)
Income tax (expense) benefit	(4,173)	4,636	457	5,042	544
FFO - per NAREIT (1)	45,873	(17,924)	42,319	37,038	14,573
Preferred share dividends	(4,025)	(4,026)	(4,025)	(4,026)	(4,025)
Noncontrolling interests - preferred units in the Operating Partnership	(165)	(165)	(165)	(165)	(165)
Noncontrolling interests - other consolidated entities	24	—	(561)	61	(538)
Depreciation and amortization allocable to noncontrolling interests in other consolidated entities	(284)	(283)	(276)	(225)	(65)
Basic and diluted FFO allocable to restricted shares	(294)	(255)	(263)	(237)	(282)
Basic and diluted FFO available to common share and common unit holders (1)	41,129	(22,653)	37,029	32,446	9,498
Operating property acquisition costs	—	4	77	52	23
Gain on sales of non-operating properties, net of income taxes	—	—	—	(16)	(2,701)
Impairment (recoveries) losses on non-operating properties, net of associated tax	(604)	35,047	—	8,976	27,742
Loss on interest rate derivatives	—	29,805	—	—	—
Loss on early extinguishment of debt, continuing and discontinued operations	—	3	1,995	25	—
Diluted FFO available to common share and common unit holders, as adjusted for comparability (1)	$40,525	$42,206	$39,101	$41,483	$34,562

Net income (loss)	$6,977	$(87,215)	$7,470	$(26,007)	$(18,566)
Real estate-related depreciation and amortization	31,087	33,030	36,032	32,049	33,020
Impairment losses on previously depreciated operating properties	11,833	39,481	—	31,031	—
Gain on sales of previously depreciated operating properties, net of income taxes	(4,138)	(3,362)	(1,299)	(150)	—
Depreciation and amortization on unconsolidated real estate entities	114	142	116	115	119
FFO - per NAREIT (1)	45,873	(17,924)	42,319	37,038	14,573
Operating property acquisition costs	—	4	77	52	23
Gain on sales of non-operating properties, net of income taxes	—	—	—	(16)	(2,701)
Impairment (recoveries) losses on non-operating properties, net of associated tax	(604)	35,047	—	8,976	27,742
Loss on interest rate derivatives	—	29,805	—	—	—
Loss on early extinguishment of debt, continuing and discontinued operations	—	3	1,995	25	—
FFO - as adjusted for comparability (1)	$45,269	$46,935	$44,391	$46,075	$39,637

Weighted Average Shares for period ended:
Common Shares Outstanding	71,458	71,351	71,312	68,446	66,340
Dilutive effect of share-based compensation awards	44	29	52	151	261
Common Units	4,281	4,308	4,336	4,382	4,396
Denominator for FFO per share - diluted	75,783	75,688	75,700	72,979	70,997

Denominator for diluted EPS	71,458	71,351	71,312	72,828	70,736
Anti-dilutive EPS effect of share-based compensation awards	44	29	52	151	261
Weighted average common units	4,281	4,308	4,336	—	—
Denominator for FFO per share - diluted	75,783	75,688	75,700	72,979	70,997

(1) Please refer to the section entitled “Definitions” for a definition of this measure.

Corporate Office Properties Trust

Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months Ended
	3/31/12	12/31/11	9/30/11	6/30/11	3/31/11
Revenues
Rental revenue	$99,144	$98,299	$96,704	$95,521	$94,249
Tenant recoveries and other real estate operations revenue	22,795	24,209	22,084	19,215	22,212
Construction contract and other service revenues	21,534	16,491	18,729	28,097	21,028
Total revenues	143,473	138,999	137,517	142,833	137,489

Expenses
Property operating expenses	47,202	48,247	45,862	42,593	47,061
Depreciation and amortization associated with real estate operations	31,066	32,402	34,801	30,156	30,043
Construction contract and other service expenses	20,607	15,941	18,171	26,909	20,618
Impairment losses	5,126	77,373	—	22,650	27,742
General and administrative expenses	7,017	6,592	6,154	6,320	6,777
Business development expenses and land carry costs	1,594	1,819	1,768	1,369	1,241
Total operating expenses	112,612	182,374	106,756	129,997	133,482

Operating income (loss)	30,861	(43,375)	30,761	12,836	4,007
Interest expense	(25,224)	(24,224)	(24,879)	(26,039)	(26,115)
Interest and other income (loss)	1,217	1,921	(242)	2,756	1,168
Loss on interest rate derivatives	—	(29,805)	—	—	—
Loss on early extinguishment of debt	—	(3)	(1,655)	(25)	—

Income (loss) from continuing operations before equity in (loss) income of unconsolidated entities and income taxes	6,854	(95,486)	3,985	(10,472)	(20,940)
Equity in (loss) income of unconsolidated entities	(89)	(108)	(159)	(94)	30
Income tax (expense) benefit	(4,173)	4,636	457	5,042	544
Income (loss) from continuing operations	2,592	(90,958)	4,283	(5,524)	(20,366)
Discontinued operations	4,385	3,739	3,187	(20,499)	(901)
Income (loss) before gain on sales of real estate	6,977	(87,219)	7,470	(26,023)	(21,267)
Gain on sales of real estate, net of income taxes	—	4	—	16	2,701
Net income (loss)	6,977	(87,215)	7,470	(26,007)	(18,566)
Net (income) loss attributable to noncontrolling interests
Common units in the Operating Partnership	(159)	5,153	(178)	1,887	1,479
Preferred units in the Operating Partnership	(165)	(165)	(165)	(165)	(165)
Other consolidated entities	24	—	(561)	61	(538)
Net income (loss) attributable to COPT	6,677	(82,227)	6,566	(24,224)	(17,790)
Preferred share dividends	(4,025)	(4,026)	(4,025)	(4,026)	(4,025)
Net income (loss) attributable to COPT common shareholders	$2,652	$(86,253)	$2,541	$(28,250)	$(21,815)

For diluted EPS computations:
Numerator for diluted EPS
Net income (loss) attributable to common shareholders	$2,652	$(86,253)	$2,541	$(28,250)	$(21,815)
Dilutive effect of common units in the Operating Partnership	—	—	—	(1,887)	(1,479)
Amount allocable to restricted shares	(141)	(256)	(262)	(237)	(282)
Numerator for diluted EPS	$2,511	$(86,509)	$2,279	$(30,374)	$(23,576)

Denominator:
Weighted average common shares - basic	71,458	71,351	71,312	68,446	66,340
Dilutive effect of common units in the Operating Partnership	—	—	—	4,382	4,396
Weighted average common shares - diluted	71,458	71,351	71,312	72,828	70,736

Diluted EPS	$0.04	$(1.21)	$0.03	$(0.42)	$(0.33)

Corporate Office Properties Trust

Consolidated Reconciliations of AFFO

(in thousands, except per share data)

	Three Months Ended
	3/31/12	12/31/11	9/30/11	6/30/11	3/31/11
Diluted FFO available to common share and common unit holders, as adjusted for comparability	$40,525	$42,206	$39,101	$41,483	$34,562
Straight line rent adjustments	(2,179)	(2,144)	(2)	(2,611)	(3,912)
Amortization of acquisition intangibles included in NOI	190	249	212	227	161
Share-based compensation, net of amounts capitalized	3,402	3,764	2,759	2,638	2,759
Amortization of deferred financing costs	1,572	1,506	1,629	1,702	1,759
Amortization of net debt discounts, net of amounts capitalized	663	634	1,184	1,464	1,398
Amortization of settled debt hedges	16	15	16	15	16
Recurring capital expenditures on properties not sold or in disposition plans	(1,875)	(12,550)	(8,710)	(10,274)	(7,976)
Diluted AFFO, excluding recurring capital expenditures on properties in disposition plans	42,314	33,680	36,189	34,644	28,767
Recurring capital expenditures on properties sold or in disposition plans	(1,548)	(8,834)	(2,889)	(4,639)	(6,368)
Diluted AFFO available to common share and common unit holders (“diluted AFFO”)	$40,766	$24,846	$33,300	$30,005	$22,399

Recurring capital expenditures on properties not sold or in disposition plans
Tenant improvements and incentives on operating properties	$666	$10,036	$5,533	$7,752	$7,435
Building improvements on operating properties	871	4,519	2,239	2,138	944
Leasing costs for operating properties	1,299	1,448	3,933	2,492	2,601
Less: Nonrecurring tenant improvements and incentives on operating properties	(561)	(1,371)	(1,816)	(866)	(2,211)
Less: Nonrecurring building improvements on operating properties	(407)	(2,106)	(1,069)	(920)	(199)
Less: Nonrecurring leasing costs for operating properties	—	(5)	(130)	(347)	(616)
Add: Recurring capital expenditures on operating properties held through joint ventures	7	29	20	25	22
Recurring capital expenditures on properties not sold or in disposition plans	$1,875	$12,550	$8,710	$10,274	$7,976

Recurring capital expenditures on properties sold or in disposition plans
Tenant improvements and incentives on operating properties	$930	$7,648	$1,549	$3,364	$5,835
Building improvements on operating properties	823	2,256	3,141	288	1,046
Leasing costs for operating properties	142	145	290	896	135
Less: Nonrecurring tenant improvements and incentives on operating properties	(158)	(244)	(10)	(9)	(237)
Less: Nonrecurring building improvements on operating properties	(189)	(1,162)	(1,977)	100	(411)
Less: Nonrecurring leasing costs for operating properties	—	191	(104)	—	—
Recurring capital expenditures on properties sold or in disposition plans	$1,548	$8,834	$2,889	$4,639	$6,368

Corporate Office Properties Trust

Consolidated Office Properties by Region - March 31, 2012

	Operational				Under Construction/ Redevelopment
Property Region and Business Park/Submarket	# of Properties	Total Square Feet	Occupancy %	Leased %	# of Properties	Total Square Feet
Baltimore/Washington Corridor:
National Business Park	26	3,069,552	95%	98%	2	153,489
Columbia Gateway	28	2,221,742	88%	88%	—	—
Airport Square/bwtech	26	1,941,695	82%	85%	—	—
Commons/Parkway	11	506,579	75%	78%	—	—
Other	20	1,114,084	82%	89%	1	89,268
Subtotal	111	8,853,652	88%	90%	3	242,757

Northern Virginia:
Westfields Corporate Center	9	1,435,652	86%	86%	—	—
Patriot Ridge	—	—	0%	0%	1	237,000
Herndon, Tysons Corner and Merrifield	8	1,500,744	87%	88%	—	—
Subtotal	17	2,936,396	86%	87%	1	237,000

San Antonio, Texas
Sentry Gateway	6	792,454	100%	100%	—	—
Other	2	122,975	74%	74%	—	—
Subtotal	8	915,429	96%	96%	—	—

Huntsville (1)	1	138,466	100%	100%	1	114,377

Washington, DC- Capital Riverfront (Maritime)	2	360,326	89%	89%	—	—

St. Mary’s & King George Counties	19	903,534	88%	88%	—	—

Greater Baltimore:
White Marsh and Rt 83 Corridor	36	2,126,605	86%	87%	—	—
Canton Crossing-Baltimore City	1	481,279	94%	94%	—	—
North Gate Business Park	2	156,765	67%	68%	1	128,119
Subtotal	39	2,764,649	86%	87%	1	128,119

Suburban Maryland	8	1,018,922	80%	86%	—	—

Colorado Springs	21	1,569,300	77%	79%	—	—

Greater Philadelphia, Pennsylvania	3	479,957	100%	100%	1	71,054

Other (1)	2	295,842	100%	100%	—	—

Total	231	20,236,473	87%	89%	7	793,307

(1) For purposes of this summary, Huntsville is reported as a separate region. Other presentations within this package include Huntsville in our “Other” region.

Corporate Office Properties Trust

NOI from Real Estate Operations and Occupancy by Property Grouping

(dollars and square feet in thousands)

	As of 3/31/2012
						Percentage
						of Total	NOI from Real
	# of				Annualized	Annualized	Estate Operations
	Operating	Operational			Rental	Rental	for Three Months
Property Grouping	Properties	Square Feet	% Occupied (1)	% Leased (1)	Revenue	Revenue	Ended 3/31/12
Same Office Properties (2)
Stabilized properties	166	15,606	91.0%	91.7%	$397,427	83.8%	$64,377
Unstabilized properties (3)	3	445	36.8%	58.0%	5,425	1.1%	449
Total Same Office Properties	169	16,051	89.5%	90.7%	402,852	84.9%	64,826
Office Properties Placed in Service (4)	8	844	78.9%	88.0%	19,120	4.0%	3,427
Acquired Office Properties (5)	1	138	100.0%	100.0%	3,667	0.8%	759
Subtotal	178	17,033	89.0%	90.7%	425,639	89.7%	69,012
Strategic Reallocation Plan Properties (6)	53	3,203	76.2%	79.6%	48,782	10.3%	8,063
Other	N/A	N/A	N/A	N/A	N/A	N/A	(158)
Total Portfolio	231	20,236	87.0%	88.9%	$474,421	100.0%	$76,917

Strategic Tenant Properties	103	10,578	90.5%	91.9%	$283,203	59.7%	$47,910

(1) Percentages calculated based on operational square feet.

(2) Properties owned and 100% operational since 1/1/11.

(3) Properties with first generation operational space less than 90% occupied at 3/31/12.

(4) Newly constructed or redeveloped properties placed in service that were not fully operational by 1/1/11.

(5) Acquired properties that were not owned and fully operational by 1/1/11.

(6) The carrying value of operating property assets associated with the Strategic Reallocation Properties totaled $368,745 at 3/31/12.

Corporate Office Properties Trust

Real Estate Revenues* by Segment

(dollars in thousands)

	Three Months Ended
	3/31/12	12/31/11	9/30/11	6/30/11	3/31/11
Office Properties:
Baltimore/Washington Corridor	$56,250	$57,195	$54,744	$52,860	$53,252
Northern Virginia	18,560	18,855	18,640	18,445	18,274
San Antonio	7,608	7,613	7,701	7,089	7,663
Washington, DC - Capitol Riverfront	3,894	4,529	4,507	4,252	4,590
St. Mary’s and King George Counties	4,212	3,760	3,508	3,564	3,534
Greater Baltimore	15,372	17,017	18,193	17,846	17,612
Suburban Maryland	5,749	5,400	5,648	5,325	5,609
Colorado Springs	6,453	5,991	6,037	5,912	5,920
Greater Philadelphia	2,172	2,143	1,701	1,675	1,939
Other	3,618	3,668	3,167	2,562	2,838
Wholesale Data Center	1,416	1,285	1,283	1,276	1,210

Real estate revenues	$125,304	$127,456	$125,129	$120,806	$122,441

NOI from Real Estate Operations* by Segment
(dollars in thousands)

	Three Months Ended
	3/31/12	12/31/11	9/30/11	6/30/11	3/31/11
Office Properties:
Baltimore/Washington Corridor	$36,099	$35,192	$35,116	$34,877	$32,194
Northern Virginia	11,160	11,715	11,362	11,169	10,684
San Antonio	3,791	3,816	3,877	3,951	3,850
Washington, DC - Capitol Riverfront	1,984	2,733	2,699	2,595	2,963
St. Mary’s and King George Counties	2,954	2,578	2,365	2,603	2,520
Greater Baltimore	9,482	9,936	10,640	10,613	9,160
Suburban Maryland	3,228	2,902	3,673	3,147	2,948
Colorado Springs	4,068	3,383	3,572	3,932	3,577
Greater Philadelphia	1,557	1,655	1,284	1,330	1,521
Other	2,385	2,964	2,318	1,469	2,371
Wholesale Data Center	209	387	229	447	501

NOI from real estate operations	$76,917	$77,261	$77,135	$76,133	$72,289

*Includes continuing and discontinued operations.

Corporate Office Properties Trust

Consolidated Office Occupancy Rates by Region by Quarter

	Baltimore /				St. Mary’s &
	Washington	Northern	San	Washington, DC-	King George	Greater	Suburban	Colorado	Greater
	Corridor	Virginia	Antonio	Capitol Riverfront	Counties	Baltimore	Maryland	Springs	Philadelphia	Other	Total
March 31, 2012
Number of Buildings	111	17	8	2	19	39	8	21	3	3	231
Rentable Square Feet	8,853,652	2,936,396	915,429	360,326	903,534	2,764,649	1,018,922	1,569,300	479,957	434,308	20,236,473
Occupied %	87.6%	86.4%	96.5%	89.0%	88.4%	86.1%	79.6%	77.0%	99.7%	100.0%	87.0%
Leased %	90.2%	87.2%	96.5%	89.0%	88.4%	87.1%	86.2%	79.3%	99.7%	100.0%	88.9%

December 31, 2011
Number of Buildings	111	17	9	2	19	46	8	21	2	3	238
Rentable Square Feet	8,859,080	2,935,786	1,010,349	361,186	903,534	2,984,071	1,018,922	1,569,336	437,718	434,308	20,514,290
Occupied %	87.9%	84.8%	90.7%	89.6%	87.3%	84.5%	79.6%	74.9%	99.7%	100.0%	86.2%
Leased %	90.0%	87.3%	90.7%	93.3%	88.0%	86.4%	84.2%	76.9%	99.7%	100.0%	88.2%

September 30, 2011
Number of Buildings	110	17	8	2	18	61	8	21	2	3	250
Rentable Square Feet	8,725,790	2,801,546	915,429	362,209	820,692	3,572,775	1,007,342	1,569,336	437,718	434,308	20,647,145
Occupied %	89.4%	88.2%	100.0%	97.4%	87.4%	83.8%	75.5%	76.7%	89.9%	100.0%	87.4%
Leased %	90.1%	90.2%	100.0%	97.4%	87.8%	86.1%	86.8%	77.3%	99.7%	100.0%	89.2%

June 30, 2011
Number of Buildings	109	17	8	2	18	66	8	21	2	2	253
Rentable Square Feet	8,662,140	2,828,117	915,429	362,209	820,692	3,784,852	1,009,394	1,569,336	437,718	295,842	20,685,729
Occupied %	88.6%	87.6%	100.0%	95.4%	87.0%	83.9%	74.9%	76.0%	85.8%	100.0%	86.6%
Leased %	90.4%	89.3%	100.0%	98.3%	87.4%	85.1%	84.7%	76.7%	99.7%	100.0%	88.7%

March 31, 2011
Number of Buildings	112	17	8	2	18	66	8	21	2	2	256
Rentable Square Feet	8,701,349	2,809,317	915,429	361,674	820,692	3,764,456	1,009,394	1,571,334	375,760	295,842	20,625,247
Occupied %	87.7%	86.4%	100.0%	95.4%	88.8%	83.6%	75.5%	76.1%	100.0%	100.0%	86.4%
Leased %	90.0%	88.8%	100.0%	95.4%	88.8%	85.7%	85.2%	76.3%	100.0%	100.0%	88.6%

Summary of Operating, Construction and Redevelopment Office Properties at March 31, 2012

				Partially
	Operating	Under	Under	Operational
	Properties	Construction	Redevelopment	Properties (1)	Total

# of Properties	231	6	1	(2)	236
Total Square Feet	20,236,473	789,318	113,293	(109,304)	21,029,780
Leased Square Feet	17,993,851
% Leased	88.9%

(1) Adjustment for partially operational properties included in both operating properties and under construction or redevelopment.

Corporate Office Properties Trust

Same Office Properties (1) Average Occupancy Rates by Region

	Number	Rentable
	of	Square	Three Months Ended
	Buildings	Feet	3/31/12	12/31/11	9/30/11	6/30/11	3/31/11

Baltimore Washington Corridor	88	7,888,063	89.6%	90.2%	90.1%	89.3%	89.3%

Northern Virginia	16	2,784,899	86.8%	88.0%	90.2%	89.7%	88.5%

San Antonio	8	915,429	97.6%	100.0%	100.0%	100.0%	100.0%

Washington, DC - Capitol Riverfront	2	360,326	91.7%	92.8%	98.0%	95.4%	97.5%

St. Mary’s and King George Counties	12	585,699	94.9%	95.6%	96.9%	97.7%	97.7%

Greater Baltimore	33	2,361,793	87.5%	86.2%	85.5%	86.1%	86.4%

Suburban Maryland	2	242,069	90.0%	90.0%	89.2%	87.6%	87.6%

Colorado Springs	5	398,356	74.7%	79.0%	84.6%	86.3%	86.7%

Greater Philadelphia	1	219,065	100.0%	100.0%	100.0%	100.0%	100.0%

Other	2	295,842	100.0%	100.0%	100.0%	100.0%	100.0%

Total Office	169	16,051,541	89.5%	90.1%	90.6%	90.2%	90.1%

Total Same Office Properties occupancy as of period end			89.5%	89.6%	90.7%	90.4%	89.7%

(1)  Same office properties represent buildings owned and 100% operational since January 1, 2011, excluding properties held for future disposition.

Corporate Office Properties Trust

Same Office Property Real Estate Revenues by Region

(dollars in thousands)

	Three Months Ended
	3/31/12	12/31/11	9/30/11	6/30/11	3/31/11
Office Properties:
Baltimore/Washington Corridor	$51,962	$53,026	$51,051	$49,127	$50,114
Northern Virginia	17,996	18,471	18,246	18,082	17,883
San Antonio	7,614	7,610	7,698	7,089	7,663
Washington, DC - Capitol Riverfront	3,894	4,529	4,507	4,252	4,590
St. Mary’s and King George Counties	2,995	2,866	2,935	3,008	2,957
Greater Baltimore	13,143	12,926	12,543	12,673	12,660
Suburban Maryland	2,051	1,994	2,207	1,961	2,222
Colorado Springs	1,627	1,469	1,507	1,438	1,497
Greater Philadelphia	731	711	707	715	506
Other	2,403	2,449	2,377	2,151	2,436

Real estate revenues	$104,416	$106,051	$103,778	$100,496	$102,528

Same Office Property NOI by Region

(dollars in thousands)

	Three Months Ended
	3/31/12	12/31/11	9/30/11	6/30/11	3/31/11
Office Properties:
Baltimore/Washington Corridor	$33,207	$32,156	$32,673	$32,181	$30,432
Northern Virginia	10,729	11,458	11,129	10,963	10,436
San Antonio	3,847	3,885	3,879	3,951	3,850
Washington, DC - Capitol Riverfront	1,984	2,733	2,699	2,595	2,963
St. Mary’s and King George Counties	2,107	2,016	2,051	2,256	2,171
Greater Baltimore	7,985	7,587	7,190	7,537	7,046
Suburban Maryland	1,276	1,218	1,819	1,250	1,426
Colorado Springs	881	731	741	807	783
Greater Philadelphia	649	675	669	680	457
Other	2,161	2,234	2,093	1,920	2,211

Same office property NOI	64,826	64,693	64,943	64,140	61,775
Add (less): Straight-line rent adjustments	(1,992)	(697)	1,135	(2,023)	(3,515)
Less: Amortization of deferred market rental revenue	(103)	(90)	(84)	(57)	(124)
Add: Amortization of above-market cost arrangements	353	434	434	434	434
Same office property cash NOI	63,084	64,340	66,428	62,494	58,570
Less: Lease termination fees, gross	(534)	(48)	(130)	(221)	(138)
Same office property cash NOI, excluding gross lease termination fees	$62,550	$64,292	$66,298	$62,273	$58,432

Note:  Same office properties represent buildings owned and 100% operational since January 1, 2011, excluding properties held for future disposition.

Corporate Office Properties Trust

Unstabilized Office Properties (1) - March 31, 2012

	Operational
Property Grouping	Square Feet	Occupancy %	Leased %
Same Office Properties (2)
3120 Fairview Park Drive	180,853	24.9%	38.2%
7740 Milestone Parkway	145,638	16.7%	58.7%
5825 University Research Court	118,620	79.5%	87.2%
Total Unstabilized Same Office Properties	445,111	36.8%	58.0%

Office Properties Placed in Service (3)
316 Sentinel Way	125,150	0.0%	60.4%
210 Research Boulevard	79,573	34.6%	37.0%
Total Unstabilized Office Properties Placed in Service	204,723	13.5%	51.3%

Total Unstabilized Office Properties, Excluding Properties in Strategic Reallocation Plan	649,834	29.4%	55.9%
Unstabilized Strategic Reallocation Plan Office Properties (3 Properties)	309,590	25.7%	36.9%
Total Unstabilized Office Properties	959,424	28.2%	49.7%

(1) Properties with first generation operational space less than 90% occupied at 3/31/12.

(2) Properties owned and 100% operational since 1/1/11.

(3) Newly constructed or redeveloped properties placed in service that were not fully operational by 1/1/11.

Corporate Office Properties Trust

Office Leasing (1)

Quarter Ended March 31, 2012

	Baltimore/ Washington Corridor	Northern Virginia	San Antonio	St. Mary’s and King George Counties	Greater Baltimore	Suburban Maryland	Colorado Springs	Greater Philadelphia	Total Office
First Generation Space Leasing

Construction and Redevelopment Space
Leased Square Feet	61,009	—	—	—	1,863	—	18,160	4,804	85,836
Average Committed Cost Per Square Foot	$52.78	$0.00	$0.00	$0.00	$0.00	$0.00	$47.42	$53.56	$50.64
Weighted Average Lease Term in years	7.0	—	—	—	5.1	—	5.3	5.3	6.5

Other First Generation Space
Leased Square Feet	20,168	—	—	—	10,928	9,155	3,109	—	43,360
Average Committed Cost Per Square Foot	$33.20	$0.00	$0.00	$0.00	$30.75	$40.95	$15.00	$0.00	$32.69
Weighted Average Lease Term in years	7.7	—	—	—	6.6	5.2	4.1	—	6.6

Total First Generation Space Leased	81,177	—	—	—	12,791	9,155	21,269	4,804	129,196

Second Generation Space Leasing

Renewed Space
Renewal Square Feet Leased	200,507	26,478	—	8,193	65,067	11,127	8,499	—	319,871
Expiring Square Feet	369,074	29,012	32,424	8,193	80,952	11,127	8,499	—	539,281
Vacated Square Feet	168,567	2,534	32,424	—	15,885	—	—	—	219,410
Retention Rate (% based upon square feet)	54.33%	91.27%	0.00%	100.00%	80.38%	100.00%	100.00%	0.00%	59.31%
Renewed Space Data:
Average Committed Cost per Square Foot	$7.89	$10.94	$0.00	$1.78	$6.57	$3.41	$6.08	$0.00	$7.52
Weighted Average Lease Term in years	3.9	4.6	—	3.0	4.1	7.2	3.6	—	4.1
Change in Total Rent - GAAP	3.1%	-6.2%	0.0%	10.7%	-1.0%	6.4%	-0.1%	0.0%	1.6%
Change in Total Rent - Cash	-5.8%	-15.5%	0.0%	-3.8%	-15.0%	-1.3%	-3.0%	0.0%	-8.1%

Retenanted Space
Leased Square Feet	87,840	7,877	—	—	13,341	11,513	—	—	120,571
Retenanted Space Data:
Average Committed Cost per Square Foot	$18.24	$23.21	$0.00	$0.00	$6.60	$17.46	$0.00	$0.00	$17.20
Weighted Average Lease Term in years	4.1	6.1	—	—	4.5	5.4	—	—	4.4
Change in Total Rent - GAAP	4.4%	-1.5%	0.0%	0.0%	-27.4%	-21.7%	0.0%	0.0%	-1.8%
Change in Total Rent - Cash	-6.6%	-5.4%	0.0%	0.0%	-29.4%	-29.2%	0.0%	0.0%	-10.9%

Total Second Generation Space Leased	288,347	34,355	—	8,193	78,408	22,640	8,499	—	440,442
Total Second Generation Space Data:
Average Committed Cost per Square Foot	$11.05	$13.75	$0.00	$1.78	$6.57	$10.55	$6.08	$0.00	$10.17
Weighted Average Lease Term in Years	4.0	4.9	—	3.0	4.1	6.3	3.6	—	4.2
Change in Total Rent - GAAP	3.4%	-5.1%	0.0%	10.7%	-5.9%	-9.2%	-0.1%	0.0%	0.8%
Change in Total Rent - Cash	-6.0%	-13.3%	0.0%	-3.8%	-17.6%	-16.9%	-3.0%	0.0%	-8.8%

Total Square Feet Leased	369,524	34,355	—	8,193	91,199	31,795	29,768	4,804	569,638

(1) This presentation reflects consolidated properties.

Notes:  No expiration, renewal or retenanting activity transpired in our Washington DC-Capital Riverfront or Other regions.

Activity is exclusive of owner occupied space and leases with less than a one-year term.

Retention rate includes early renewals.

Corporate Office Properties Trust

Office Lease Expiration Analysis as of 3/31/12 (1)

	Total Office Portfolio					Strategic Tenant Properties Only
									Percentage of
			Annual. Rental	Percentage	Annual. Rental			Annual. Rental	Strategic Tenant	Annual. Rental
		Square	Revenue of	of Total	Revenue of		Square	Revenue of	Properties	Revenue of
Year and Region	Number	Footage	Expiring	Annualized Rental	Expiring Leases	Number	Footage	Expiring	Annualized Rental	Expiring Leases
of Lease	of Leases	of Leases	Leases (3)	Revenue	per Occupied	of Leases	of Leases	Leases (3)	Revenue	per Occupied
Expiration (2)	Expiring	Expiring	(000’s)	Expiring	Square Foot	Expiring	Expiring	(000’s)	Expiring	Square Foot

Baltimore/Washington Corridor	53	799,110	$21,549	4.5%	$26.97	12	492,822	$14,663	5.2%	$29.75
Northern Virginia	17	341,027	10,114	2.1%	29.66	7	271,426	7,628	2.7%	28.10
San Antonio	1	45,935	610	0.1%	13.29	1	45,935	610	0.2%	13.29
Washington, DC-Capitol Riverfront	3	9,272	427	0.1%	46.05	3	9,272	427	0.2%	46.05
St. Mary’s and King George Cos.	17	341,818	6,906	1.5%	20.20	17	341,818	6,906	2.4%	20.20
Greater Baltimore	18	226,699	4,597	1.0%	20.28	0	—	—	0.0%	0.00
Suburban Maryland	4	25,112	450	0.1%	17.92	0	—	—	0.0%	0.00
Colorado Springs	11	105,523	1,492	0.3%	14.14	5	22,690	254	0.1%	11.18
2012	124	1,894,496	46,146	9.7%	24.36	45	1,183,963	30,488	10.8%	25.75

Baltimore/Washington Corridor	52	1,324,061	41,254	8.7%	31.16	16	905,036	31,361	11.1%	34.65
Northern Virginia	9	141,477	3,760	0.8%	26.58	3	34,576	1,141	0.4%	32.99
Washington, DC-Capitol Riverfront	5	131,948	5,817	1.2%	44.08	5	131,948	5,817	2.1%	44.08
St. Mary’s and King George Cos.	10	123,434	2,300	0.5%	18.64	10	123,434	2,300	0.8%	18.64
Greater Baltimore	17	113,655	2,633	0.6%	23.17	0	—	—	0.0%	0.00
Suburban Maryland	4	56,398	1,624	0.3%	28.80	0	—	—	0.0%	0.00
Colorado Springs	11	139,711	2,971	0.6%	21.26	7	22,737	555	0.2%	24.40
2013	108	2,030,684	60,360	12.7%	29.72	41	1,217,731	41,173	14.5%	33.81

Baltimore/Washington Corridor	51	860,650	24,252	5.1%	28.18	15	602,334	17,690	3.7%	29.37
Northern Virginia	9	470,075	14,631	3.1%	31.13	5	253,787	7,903	1.7%	31.14
Washington, DC-Capitol Riverfront	6	70,200	3,150	0.7%	44.88	6	70,200	3,150	0.7%	44.88
St. Mary’s and King George Cos.	12	84,068	1,659	0.3%	19.73	12	84,068	1,659	0.3%	19.73
Greater Baltimore	27	212,547	4,426	0.9%	20.82	0	—	—	0.0%	0.00
Suburban Maryland	6	110,167	2,473	0.5%	22.45	0	—	—	0.0%	0.00
Colorado Springs	10	167,418	3,356	0.7%	20.05	5	52,528	1,215	0.3%	23.13
Other	1	138,466	3,667	0.8%	26.49	0	—	—	0.0%	0.00
2014	122	2,113,591	57,614	12.1%	27.26	43	1,062,917	31,617	11.2%	29.75

2015	112	2,777,543	72,938	15.4%	26.26	49	1,649,809	49,489	17.5%	30.00

2016	90	1,814,931	46,734	9.9%	25.75	29	874,348	24,140	8.5%	27.61

Thereafter	207	6,973,973	190,629	40.2%	27.33	69	3,585,757	106,295	37.5%	29.64

Total / Average	763	17,605,218	$474,421	100.0%	$26.95	276	9,574,525	$283,203	100.0%	$29.58

NOTE:  As of March 31, 2012, the weighted average lease term is 4.7 years for both the entire portfolio and for the Strategic Tenant Properties.

(1)  This presentation reflects consolidated properties.  This expiration analysis includes the effect of early renewals completed on existing leases but excludes the effect of new tenant leases on square feet yet to commence as of March 31, 2012 of 388,633 for the portfolio, including 144,592 for the Strategic Tenant Properties.

(2)  Many of our government leases are subject to certain early termination provisions which are customary to government leases.  The year of lease expiration was computed assuming no exercise of such early termination rights.

(3)  Total Annualized Rental Revenue is the monthly contractual base rent as of March 31, 2012 multiplied by 12 plus the estimated annualized expense reimbursements under existing leases.

Corporate Office Properties Trust

Top 20 Office Tenants as of 3/31/12

(Based on Annualized Rental Revenue of

office properties, dollars in thousands)

				Percentage of	Total	Percentage	Weighted
			Total	Total	Annualized	of Total	Average
		Number of	Occupied	Occupied	Rental	Annualized Rental	Remaining
Tenant		Leases	Square Feet	Square Feet	Revenue (1)	Revenue	Lease Term (2)

United States of America	(3)	65	3,309,557	18.8%	$106,556	22.5%	5.4
Northrop Grumman Corporation		16	1,206,380	6.9%	32,352	6.8%	5.9
Booz Allen Hamilton, Inc.		8	778,777	4.4%	24,975	5.3%	4.1
Computer Sciences Corporation		7	735,354	4.2%	22,719	4.8%	2.0
The MITRE Corporation		4	286,553	1.6%	8,495	1.8%	4.8
ITT Corporation		8	332,490	1.9%	8,272	1.7%	3.8
Wells Fargo & Company		5	209,793	1.2%	7,989	1.7%	6.3
The Aerospace Corporation		3	254,869	1.4%	7,892	1.7%	2.9
CareFirst, Inc.		2	222,607	1.3%	7,194	1.5%	9.6
Kratos Defense & Security Solution, Inc.		5	251,793	1.4%	6,856	1.4%	7.9
L-3 Communications Holdings, Inc.		3	214,236	1.2%	6,322	1.3%	2.6
The Boeing Company		6	198,081	1.1%	6,189	1.3%	3.4
General Dynamics Corporation		7	209,934	1.2%	6,046	1.3%	4.2
AT&T Corporation		4	315,353	1.8%	5,620	1.2%	6.8
Comcast Corporation		6	308,262	1.8%	5,608	1.2%	6.9
Raytheon Company		8	164,287	0.9%	4,857	1.0%	3.2
Ciena Corporation		4	236,678	1.3%	4,678	1.0%	1.6
Science Applications International Corp.		4	133,408	0.8%	4,483	0.9%	6.2
The Johns Hopkins Institutions		5	141,403	0.8%	3,787	0.8%	4.6
Unisys Corporation		1	156,695	0.9%	3,697	0.8%	8.2

Subtotal Top 20 Office Tenants		171	9,666,510	54.9%	284,587	60.0%	5.0
All remaining tenants		592	7,938,708	45.1%	189,835	40.0%	4.3
Total/Weighted Average		763	17,605,218	100.0%	$474,421	100.0%	4.7

(1)  Total Annualized Rental Revenue is the monthly contractual base rent as of March 31, 2012, multiplied by 12, plus the estimated annualized expense reimbursements under existing leases.

(2)  The weighting of the lease term was computed using Total Rental Revenue.

(3)  Substantially all of our government leases are subject to early termination provisions which are customary in government leases. The weighted average remaining lease term was computed assuming no exercise of such early termination rights.

Corporate Office Properties Trust

Dispositions and Acquisitions

Location	Property Region	Business Park/Submarket	Square Feet	Transaction Date	Transaction Price (in thousands)

Disposition Summary - Three Months Ended March 31, 2012
Operating Properties
White Marsh Professional Center, 8615 Ridgely’s Choice and 8114 Sandpiper Circle	Greater Baltimore	White Marsh Portfolio	163,000	1/30/2012	$19,100
1101 Sentry Gateway	San Antonio	San Antonio	95,000	1/31/2012	13,500
222 and 224 Schilling Circle	Greater Baltimore	Hunt Valley	56,000	2/10/2012	4,400

Total Operating Properties			314,000		37,000
Non Operating Properties			N/A	Various	25,695

Total			314,000		$62,695

Corporate Office Properties Trust

Construction, Redevelopment, Wholesale Data Center, Land Held and Pre-Construction as of 3/31/12

(dollars in thousands)

				Land Held and
	Construction	Redevelopment	Wholesale Data	Pre-Construction
	Projects (1)	Projects (2)	Center (3)	(4)	Total

	Rentable Square Feet

Baltimore/Washington Corridor	309,822	—	N/A	4,137,000	4,446,822
Northern Virginia	237,000	—	N/A	1,764,000	2,001,000
San Antonio	—	—	N/A	1,157,600	1,157,600
Huntsville, Alabama	114,377	—	N/A	4,485,000	4,599,377
St. Mary’s and King George Counties	—	—	N/A	109,000	109,000
Greater Baltimore	128,119	—	N/A	2,692,000	2,820,119
Suburban Maryland	—	—	N/A	1,900,000	1,900,000
Colorado Springs	—	—	N/A	2,570,000	2,570,000
Greater Philadelphia	—	113,293	N/A	722,000	835,293
Other	—	—	N/A	967,000	967,000

Total	789,318	113,293	N/A	20,503,600	21,406,211

	Costs to date by region

Baltimore/Washington Corridor	$55,101	$—	$—	$108,274	$163,375
Northern Virginia	46,775	—	—	61,203	107,978
San Antonio	—	—	—	23,433	23,433
Huntsville, Alabama	16,135	—	—	15,520	31,655
St. Mary’s and King George Counties	—	—	—	2,690	2,690
Greater Baltimore	18,407	—	—	83,663	102,070
Suburban Maryland	—	—	—	17,504	17,504
Colorado Springs	—	—	—	24,882	24,882
Greater Philadelphia	—	14,162	—	29,220	43,382
Wholesale Data Center	—	—	200,342	—	200,342
Other	—	—	—	7,396	7,396

Total	$136,418	$14,162	$200,342	$373,785	$724,707

	Costs to date, by Balance Sheet line item

Operating properties	$15,793	$6,142	$44,599	$19,393	$85,927
Projects in development or held for future
development, including associated land costs	118,977	7,756	155,743	351,492	633,968
Assets held for sale	—	—	—	2,872	2,872
Deferred leasing costs	1,648	264	—	28	1,940

Total	$136,418	$14,162	$200,342	$373,785	$724,707

(1) Represents construction projects as listed on page 21.

(2) Represents redevelopment projects as listed on page 22.

(3) Represents our wholesale data center as listed on page 23.

(4) Represents our land held and pre-construction as listed on page 24.

Corporate Office Properties Trust

Summary of Construction Projects as of 3/31/12

(dollars in thousands)

								Actual or
			Total	Percentage	as of March 31, 2012 (1)			Anticipated
			Rentable	Leased	Anticipated		Cost to	Shell	Anticipated
		Park/	Square	as of	Total	Cost	Date Placed	Completion	Operational
Property and Location		Submarket	Feet	3/31/12	Cost	to Date	in Service	Date	Date (2)

Government Demand Drivers
7205 Riverwood Road Columbia, Maryland		Howard Co. Perimeter	89,268	0%	$21,725	$15,144	$—	1Q 12	1Q 13

Subtotal Government			89,268	0%	$21,725	$15,144	$—
% of Total Demand Drivers			11%
Defense IT Demand Drivers
410 National Business Parkway Annapolis Junction, Maryland		BWI Airport	110,418	48%	$25,615	$17,941	—	4Q 11	4Q 12

430 National Business Parkway Annapolis Junction, Maryland	(3)	BWI Airport	110,136	80%	24,291	22,016	15,793	2Q 11	2Q 12

7770 Backlick Road (Patriot Ridge) Springfield, Virginia		Springfield	237,000	44%	77,172	46,775	—	2Q 12	2Q 13

206 Research Boulevard Aberdeen, Maryland		Harford County	128,119	0%	26,653	18,407	—	3Q 11	3Q 12

1000 Redstone Gateway Huntsville, Alabama		Huntsville	114,377	0%	22,194	16,135	—	1Q 12	1Q 13

Subtotal Defense IT Demand Drivers			700,050	35%	$175,925	$121,274	$15,793
% of Total Demand Drivers			89%

Total Under Construction			789,318	31%	$197,650	$136,418	$15,793

(1) Cost includes land, construction, leasing costs and allocated portion of structured parking and other shared infrastructure, if applicable.

(2) Anticipated operational date is the estimated date when leases have commenced on 100% of a property’s space or one year from the cessation of major construction activities.

(3) Although classified as “Under Construction,” 67,065 square feet are operational.

Demand Driver Categories (as classified by COPT management):

* Defense IT:  Development opportunity created through our current and future relationships with defense information technology contractors and, possibly, minor Government tenancy.

* Government:  Development opportunity created through our existing and future relationship with various agencies of the government of the United States of America.  Excludes Government tenancy included in Defense Information Technology.

* Market Demand:  Development opportunity created through projected unfulfilled space requirements within a specific submarket; potential submarket demand exceeds existing supply.

* Research Park:  Development opportunity created through specific research park relationship.

Corporate Office Properties Trust

Summary of Redevelopment Projects as of 3/31/12

(dollars in thousands)

								Actual or
			Total	Percentage	as of March 31, 2012 (1)			Anticipated
			Rentable	Leased	Anticipated		Cost to	Shell	Anticipated
		Park/	Square	as of	Total	Cost	Date Placed	Completion	Operational
Property and Location		Submarket	Feet	3/31/12	Cost	to Date	in Service	Date	Date (2)

Market Demand Drivers
751 Arbor Way (Hillcrest I) Blue Bell, Pennsylvania	(3)	Greater Philadelphia	113,293	42%	$20,572	$14,162	$6,142	1Q 12	1Q 13

Total Under Redevelopment -All Market Demand			113,293		$20,572	$14,162	$6,142

(1) Cost includes construction, leasing costs and allocated portion of shared infrastructure.

(2) Anticipated operational date is the estimated date when leases have commenced on 100% of a property’s space or one year from the cessation of major construction activities.

(3) Although classified as “Under Redevelopment,” 42,239 square feet are operational.

Corporate Office Properties Trust

Wholesale Data Center as of 3/31/12

(dollars in thousands)

			Initial	Critical Load
		Raised Floor	Stabilization	Upon		Anticipated		Cash NOI for
	Gross Building	Square	Critical Load	Completion	MW	Total	Cost	Three Months
Property and Location	Area	Footage (1)	(in MWs) (2)	Leased	Operational	Cost (3)	to date	Ended 3/31/12

Power Loft @ Innovation 9651 Hornbaker Road Manassas, Virginia	233,000	100,000	18	17%	17%	$275,230	$200,342	$111

Lease Expiration Analysis

					Total
	Number				Annual Rental
	of Leases	Raised Floor	Critical Load	Critical Load	Revenue of
Year of Lease Expiration	Expiring	Square Footage	Leased (MW)	Used (MW)	Expiring Leases

2019	1	7,172	1	1.00	$2,090
2020	1	19,023	2	1.25	2,570

			3	2.25	$4,660

(1) Raised floor square footage is that portion of the gross building area where tenants locate their computer servers.

Raised floor area is considered to be the net rentable square footage.

(2) Critical load is the power available for exclusive use of tenants in the property (expressed in terms of megawatts (“MWs”)).

(3) Anticipated total cost includes land, construction and leasing costs.

Corporate Office Properties Trust

Summary of Land Held and Pre-Construction as of 3/31/12 (1)

			Estimated
			Developable
Location	Acres		Square Feet

Baltimore/Washington Corridor
National Business Park	195		2,059,000
Columbia Gateway	22		520,000
Airport Square	6		89,000
Arundel Preserve	84	up to	1,382,000
Other	11		87,000
Subtotal	318		4,137,000

Northern Virginia
Westfields Corporate Center	23		400,000
Westfields Park Center	33		400,000
Woodland Park	5		225,000
Patriot Ridge	11		739,000
Subtotal	72		1,764,000

San Antonio, Texas
8100 Potranco Road	9		125,000
Northwest Crossroads	31		375,000
Sentry Gateway	38		657,600
Subtotal	78		1,157,600

Huntsville, Alabama	465		4,485,000
St. Mary’s & King George Counties	44		109,000
Greater Baltimore	187		2,692,000
Suburban Maryland	172		1,900,000
Colorado Springs	175		2,570,000
Greater Philadelphia, Pennsylvania	8		722,000
Other	808		967,000

Total land held and pre-construction	2,327		20,503,600

Total costs to date (2)			$373,785

(1) This land inventory schedule excludes all properties listed as construction or redevelopment as detailed on pages 21 and 22, and includes properties under ground lease to us.

(2) Represents total costs to date, as reported on page 20.

Corporate Office Properties Trust

Quarterly Common Equity Analysis

(Dollars and shares in thousands, except per share amounts)

SHAREHOLDER CLASSIFICATION

			As if Converted		Diluted
	Common	Common	Preferred		Ownership
As of March 31, 2012:	Shares	Units	Shares/Units	Total	% of Total

Insiders	1,076,497	3,628,416	—	4,704,913	6.12%
Non-insiders	70,961,130	638,822	610,014	72,209,966	93.88%
	72,037,627	4,267,238	610,014	76,914,879	100.00%

COMMON EQUITY - End of Quarter	3/31/12	12/31/11	9/30/11	6/30/11	3/31/11
Unrestricted Common Shares	71,558	71,363	71,336	71,260	66,477
Restricted Common Shares	480	648	651	632	627
Common Shares	72,038	72,011	71,987	71,892	67,104
Common Units	4,267	4,302	4,319	4,382	4,386
Total	76,305	76,313	76,306	76,274	71,490
End of Quarter Common Share Price	$23.21	$21.26	$21.78	$31.11	$36.14
Market Value of Common Shares/Units	$1,771,045	$1,622,417	$1,661,948	$2,372,863	$2,583,646

Common Shares Trading Volume
Average Daily Volume (Shares)	809	842	951	779	711
Average Daily Volume	$19,218	$18,604	$25,589	$26,322	$25,009
As a Percentage of Weighted Average Common Shares	1.1%	1.2%	1.3%	1.1%	1.1%

Common Share Price Range
Quarterly High	$25.48	$25.96	$32.07	$36.79	$36.90
Quarterly Low	$20.58	$19.35	$21.75	$30.63	$33.83
Quarterly Average	$23.76	$22.11	$26.90	$33.81	$35.20

Corporate Office Properties Trust

Quarterly Preferred Equity and Total Market Capitalization Analysis

(dollars and shares in thousands, except per share amounts)

	3/31/12	12/31/11	9/30/11	6/30/11	3/31/11
PREFERRED EQUITY
Convertible Preferred Equity - End of Quarter
Convertible Series I Preferred Units Outstanding	352	352	352	352	352
Conversion Ratio	0.5000	0.5000	0.5000	0.5000	0.5000
Common Shares Issued Assuming Conversion	176	176	176	176	176

Convertible Series K Preferred Shares Outstanding	532	532	532	532	532
Conversion Ratio	0.8163	0.8163	0.8163	0.8163	0.8163
Common Shares Issued Assuming Conversion	434	434	434	434	434

Nonconvertible Preferred Equity - End of Quarter
Redeemable Series G Shares Outstanding - 8.0%	2,200	2,200	2,200	2,200	2,200
Redeemable Series H Shares Outstanding - 7.5%	2,000	2,000	2,000	2,000	2,000
Redeemable Series J Shares Outstanding - 7.625%	3,390	3,390	3,390	3,390	3,390
Total Nonconvertible Preferred Equity	7,590	7,590	7,590	7,590	7,590
Convertible Preferred Equity
Convertible Series K Shares Outstanding - 7.5%	884	884	884	884	884
Total Preferred Equity	8,474	8,474	8,474	8,474	8,474

Nonconvertible Preferred Equity ($25 par value)
Redeemable Series G Shares - 8.0%	$55,000	$55,000	$55,000	$55,000	$55,000
Redeemable Series H Shares - 7.5%	50,000	50,000	50,000	50,000	50,000
Redeemable Series J Shares - 7.625%	84,750	84,750	84,750	84,750	84,750
Total Nonconvertible Preferred Equity	189,750	189,750	189,750	189,750	189,750

Convertible Preferred Equity ($25 liquidation value)
Convertible Series I Units - 7.5%	8,800	8,800	8,800	8,800	8,800
Convertible Preferred Equity ($50 liquidation value)
Convertible Series K Shares - 5.6%	26,583	26,583	26,583	26,583	26,583
Total Convertible Preferred Equity	35,383	35,383	35,383	35,383	35,383
Total Liquidation Value of Preferred Equity	$225,133	$225,133	$225,133	$225,133	$225,133

CAPITALIZATION
Liquidation Value of Preferred Shares/Units	$225,133	$225,133	$225,133	$225,133	$225,133
Market Value of Common Shares/Units	1,771,045	1,622,417	1,661,948	2,372,863	2,583,646
Total Equity Market Capitalization	1,996,178	1,847,550	1,887,081	2,597,996	2,808,779

Total Debt	2,418,078	2,426,303	2,420,073	2,299,416	2,396,795

Total Market Capitalization	$4,414,256	$4,273,853	$4,307,154	$4,897,412	$5,205,574

Corporate Office Properties Trust

Dividend Analysis

	Three Months Ended
	3/31/12	12/31/11	9/30/11	6/30/11	3/31/11
Common Share Dividends
Dividends per share/unit	$0.2750	$0.4125	$0.4125	$0.4125	$0.4125
Change over prior period	-33.3%	0.0%	0.0%	0.0%	0.0%

Common Dividend Payout Ratios
Diluted FFO Payout	51.0%	-138.9%	85.0%	96.9%	310.7%

Diluted FFO Payout, as adjusted for comparability	51.8%	74.6%	80.5%	75.8%	85.4%

Diluted AFFO Payout	51.5%	126.7%	94.5%	104.8%	131.8%

Diluted AFFO Payout, excluding recurring capital expenditures on properties in disposition plans	49.6%	93.4%	87.0%	90.8%	102.6%

Dividend Coverage - Diluted FFO	1.96x	-0.72x	1.18x	1.03x	0.32x

Dividend Coverage - Diluted FFO, as adjusted for comparability	1.93x	1.34x	1.24x	1.32x	1.17x

Dividend Coverage - Diluted AFFO	1.94x	0.79x	1.06x	0.95x	0.76x

Common Dividend Yields
Dividend Yield at Quarter End	4.74%	7.76%	7.58%	5.30%	4.57%

Series I Preferred Unit Distributions
Preferred Unit Distributions Per Unit	$0.46875	$0.46875	$0.46875	$0.46875	$0.46875
Preferred Unit Distributions Yield	7.500%	7.500%	7.500%	7.500%	7.500%
Quarter End Recorded Book Value	$25.00	$25.00	$25.00	$25.00	$25.00

Series G Preferred Share Dividends
Preferred Share Dividends Per Share	$0.50000	$0.50000	$0.50000	$0.50000	$0.50000
Preferred Share Dividend Yield	8.000%	8.000%	8.000%	8.000%	8.000%
Quarter End Recorded Book Value	$25.00	$25.00	$25.00	$25.00	$25.00

Series H Preferred Share Dividends
Preferred Share Dividends Per Share	$0.46875	$0.46875	$0.46875	$0.46875	$0.46875
Preferred Share Dividend Yield	7.500%	7.500%	7.500%	7.500%	7.500%
Quarter End Recorded Book Value	$25.00	$25.00	$25.00	$25.00	$25.00

Series J Preferred Share Dividends
Preferred Share Dividends Per Share	$0.47656	$0.47656	$0.47656	$0.47656	$0.47656
Preferred Share Dividend Yield	7.625%	7.625%	7.625%	7.625%	7.625%
Quarter End Recorded Book Value	$25.00	$25.00	$25.00	$25.00	$25.00

Series K Preferred Share Dividends
Preferred Share Dividends Per Share	$0.70000	$0.70000	$0.70000	$0.70000	$0.70000
Preferred Share Dividend Yield	5.600%	5.600%	5.600%	5.600%	5.600%
Quarter End Recorded Book Value	$50.00	$50.00	$50.00	$50.00	$50.00

Corporate Office Properties Trust

Debt Analysis

(dollars in thousands)

	3/31/12
	Stated	GAAP Effective
	Rate	Rate	3/31/12	12/31/11	9/30/11	6/30/11	3/31/11
Debt Outstanding
Fixed rate
Secured debt	6.01%	5.93%	$1,049,204	$1,052,421	$1,055,540	$1,063,369	$1,169,688
Exchangeable Senior Notes	4.25%	6.05%	228,175	227,283	226,404	387,375	385,538
Other Unsecured Debt	0.00%	6.18%	5,078	5,050	5,022	4,995	4,968
Total fixed rate debt	5.65%	5.95%	1,282,457	1,284,754	1,286,966	1,455,739	1,560,194
Variable rate
Secured debt	2.49%	2.49%	$39,027	$39,213	$39,397	$309,923	$310,236
Unsecured Revolving Credit Facility (1)	2.24%	2.24%	396,000	662,000	671,000	342,000	348,000
Construction Loans	2.73%	2.73%	50,594	40,336	22,710	191,754	178,365
Other Unsecured Debt	2.15%	2.15%	650,000	400,000	400,000	—	—
Total variable rate debt	2.22%	2.22%	$1,135,621	$1,141,549	$1,133,107	$843,677	$836,601
Total debt outstanding			$2,418,078	$2,426,303	$2,420,073	$2,299,416	$2,396,795
Variable Rate Loans Subject to Interest Rate Swaps (2)			$659,027	$659,213	$409,397	$409,576	$409,752

% of Fixed Rate Loans (2)			80.29%	80.12%	70.10%	81.12%	82.19%
% of Variable Rate Loans (2)			19.71%	19.88%	29.90%	18.88%	17.81%
			100.00%	100.00%	100.00%	100.00%	100.00%

Recourse debt			$1,350,311	$1,359,343	$1,355,846	$972,126	$962,986
Nonrecourse debt			1,067,767	1,066,960	1,064,227	1,327,290	1,433,809
Total debt outstanding			$2,418,078	$2,426,303	$2,420,073	$2,299,416	$2,396,795

(1) As of March 31, 2012, our borrowing capacity under the new facility was $1.0 billion, of which $590.6 million was available.

(2) Includes the effect of interest rate swaps in effect during certain of the periods set forth above that hedge the risk of changes in interest rates on certain of our one-month LIBOR-based variable rate debt.

Corporate Office Properties Trust

Debt Analysis  (continued)

(dollars in thousands)

	Three Months Ended
	3/31/2012	12/31/2011	9/30/2011	6/30/2011	3/31/2011
Average Stated Interest Rates
Fixed rate
Secured debt	6.01%	6.01%	6.01%	5.98%	5.97%
Exchangeable Senior Notes	4.25%	4.25%	3.96%	3.95%	3.95%
Other Unsecured Debt	0.00%	0.00%	0.00%	0.00%	0.00%
Total fixed rate debt	5.65%	5.66%	5.45%	5.42%	5.44%
Variable rate (1)
Secured debt	3.83%	3.83%	4.40%	4.39%	4.39%
Unsecured Revolving Credit Facility	2.68%	2.76%	2.35%	2.12%	2.18%
Construction Loans	2.78%	2.90%	2.24%	2.11%	2.08%
Other Unsecured Debt	2.70%	2.17%	2.13%	0.00%	0.00%
Total variable rate debt (1)	2.73%	2.60%	2.76%	2.93%	2.99%
Total debt outstanding	4.37%	4.33%	4.46%	4.59%	4.64%

Debt ratios (coverage ratios excluding capitalized interest) — All coverage computations include the effect of discontinued operations
NOI interest coverage ratio	3.28x	3.39x	3.38x	3.22x	3.04x
Adjusted EBITDA interest coverage ratio	3.20x	3.30x	3.04x	3.09x	2.91x
NOI debt service coverage ratio	2.89x	2.99x	2.96x	2.79x	2.62x
Adjusted EBITDA debt service coverage ratio	2.82x	2.90x	2.66x	2.68x	2.51x
NOI fixed charge coverage ratio	2.78x	2.87x	2.86x	2.73x	2.59x
Adjusted EBITDA fixed charge coverage ratio	2.72x	2.79x	2.57x	2.62x	2.48x
Debt to Adjusted EBITDA ratio	8.05x	8.07x	8.73x	7.87x	8.66x
Adjusted debt to Adjusted EBITDA ratio	6.69x	6.67x	7.03x	6.39x	7.23x

(1) Includes the effect of interest rate swaps in effect during certain of the periods set forth above that hedge the risk of changes in interest rates on certain of our one-month LIBOR-based variable rate debt.

Corporate Office Properties Trust

Debt Maturity Schedule

(dollars in thousands)

	Fixed Rate Debt				Variable Rate Debt
	Annual			Stated	Annual			Stated
	Amortization	Balloon		Interest Rate of	Amortization	Balloon		Interest Rate of	Revolving		Total
	of Monthly	Payments Due		Amounts	of Monthly	Payments Due		Amounts	Credit		Scheduled
	Payments	on Maturity		Maturing	Payments	on Maturity		Maturing	Facility		Payments
April - June	3,261	—		N/A	184	16,829	(1)	3.00%	—		20,274
July - September	3,037	21,587		6.51%	173	—		N/A	—		24,797
October - December	3,004	14,537		6.25%	195	—		N/A	—		17,736
Total 2012	$9,302	$36,124		6.41%	$552	$16,829		3.00%	$—		$62,807

2013	9,502	134,843			783	24,215			—		169,343
2014	6,284	151,681	(2)		815	—			396,000	(3)	554,780
2015	5,037	358,558	(4)		701	445,726	(5)		—		810,022
2016	4,037	274,605			—	—			—		278,642
Thereafter	3,258	300,621			—	250,000			—		553,879
	$37,420	$1,256,432			$2,851	$736,770			$396,000		$2,429,473

									Net discount		(11,394)
									Total Debt		$2,418,079

Interest Rate Hedges at 3/31/12

Notional		Fixed	Floating Rate	Effective	Expiration
Amount		Rate	Index	Date	Date
$120,000		1.7600%	One-Month LIBOR	1/2/2009	5/1/2012
100,000		1.9750%	One-Month LIBOR	1/1/2010	5/1/2012
39,027	(6)	3.8300%	One-Month LIBOR	11/2/2010	11/2/2015
100,000		0.6100%	One-Month LIBOR	1/3/2012	9/1/2014
100,000		0.6123%	One-Month LIBOR	1/3/2012	9/1/2014
100,000		0.8320%	One-Month LIBOR	1/3/2012	9/1/2015
100,000		0.8320%	One-Month LIBOR	1/3/2012	9/1/2015
659,027

Notes:

(1) May be extended by one year at our option, subject to certain conditions.

(2) We have $72.4 million of fixed debt maturing in 2034 that may be prepaid in 2014, subject to certain conditions. The above table includes $69.2 million in maturities on these loans in 2014.

(3) Our Revolving Credit Facility matures in September 2014 and may be extended by one year at our option, subject to certain conditions.

(4) 4.25% Exchangeable Senior Notes totaling $240.0 million mature in April 2030 but are subject to a put by the holders in April 2015 and every five years thereafter.

(5) Includes $400.0 million pertaining to a term credit agreement that matures in September 2015 and may be extended by one year at our option, subject to certain conditions.

(6) The notional amount is scheduled to amortize to $36.2 million.

Corporate Office Properties Trust

Consolidated Joint Ventures as of 3/31/12

(dollars in thousands)

	Operational		Total	Property Level	% COPT
Operating Properties	Square Feet	Occupancy	Assets (1)	Debt	Owned
Baltimore/Washington Corridor:
Arundel Preserve #5 (1 property)	145,638	16.7%	$31,044	$16,829	50%

Suburban Maryland:
MOR Forbes 2 LLC	55,866	43.0%	3,836	—	50%
M Square Associates, LLC (2 properties)	242,069	90.0%	56,386	39,027	50%

Total/Average	443,573	60.0%	$91,266	$55,856
NOI of Operating Properties for Three Months Ended 3/31/12 (2)	$1,201

	Estimated
	Developable	Total	Property-Level	% COPT
Non-operational Properties	Square Feet	Assets (1)	Debt	Owned
Baltimore/Washington Corridor:
Arundel Preserve	1,382,000	$5,410	$—	50%

Suburban Maryland:
Indian Head Technology Center
Business Park	967,000	6,544	—	75%
M Square Research Park	510,000	3,874	—	50%

Huntsville, AL:
Redstone Gateway	4,485,000	55,255	9,550	85%

Total	7,344,000	$71,083	$9,550

(1) Total assets includes the total assets recorded on the books of the consolidated joint venture plus any outside investment basis related to the applicable joint venture and related joint ventures (formed and to be formed).

(2) Represents gross NOI of the joint venture operating properties before allocation to joint venture partners.

Corporate Office Properties Trust

Unconsolidated Joint Venture as of 3/31/12

(dollars in thousands)

	Operational
Property and Location	Square Feet	Occupancy
Greater Harrisburg:

Total/Average (16 properties)	671,260	69.5%

COPT Investment	$(6,178)
Total Assets	$63,736
Property Level Debt	$64,718
NOI of Operating Properties for Three Months Ended 3/31/12 (1)	$1,157
% COPT Owned	20%

(1) Represents gross NOI of the joint venture operating properties before allocation to joint venture partners.

Corporate Office Properties Trust

Supplementary Reconciliations of Non-GAAP Measures

(in thousands)

	Three Months Ended
	3/31/12	12/31/11	9/30/11	6/30/11	3/31/11

Net income (loss)	$6,977	$(87,215)	$7,470	$(26,007)	$(18,566)
Interest expense on continuing and discontinued operations	25,675	24,914	25,629	26,830	26,928
Total income tax expense (benefit)	4,173	(4,636)	(457)	(5,042)	(544)
Depreciation of furniture, fixtures and equipment (FF&E)	618	601	614	623	625
Real estate-related depreciation and amortization	31,087	33,030	36,032	32,049	33,020
Impairment losses	6,587	78,674	—	44,605	27,742
Loss on interest rate derivatives	—	29,805	—	—	—
Adjusted EBITDA	$75,117	$75,173	$69,288	$73,058	$69,205
Add back:
General and administrative	7,017	6,592	6,154	6,320	6,777
Business development expenses and land carry costs	1,594	1,819	1,768	1,369	1,241
Depreciation of FF&E	(618)	(601)	(614)	(623)	(625)
Income from construction contracts and other service operations	(927)	(550)	(558)	(1,188)	(410)
Interest and other (income) loss	(1,217)	(1,921)	242	(2,756)	(1,168)
Loss on early extinguishment of debt on continuing and discontinued operations	—	3	1,995	25	—
Gain on sales of operating properties	(4,138)	(3,362)	(1,299)	(150)	—
Non-operational property sales	—	—	—	(16)	(2,701)
Equity in loss (income) of unconsolidated entities	89	108	159	94	(30)
NOI from real estate operations	$76,917	$77,261	$77,135	$76,133	$72,289

Discontinued Operations
Revenues from real estate operations	$3,365	$4,948	$6,341	$6,070	$5,980
Property operating expenses	(1,185)	(1,948)	(2,132)	(2,080)	(3,091)
Depreciation and amortization	(21)	(628)	(1,231)	(1,893)	(2,977)
Interest	(451)	(690)	(750)	(791)	(813)
Loss on early extinguishment of debt	—	—	(340)	—	—
Impairment losses	(1,461)	(1,301)	—	(21,955)	—
Gain on sales of depreciated real estate properties	4,138	3,358	1,299	150	—
Discontinued operations	$4,385	$3,739	$3,187	$(20,499)	$(901)

GAAP revenues from real estate operations from continuing operations	$121,939	$122,508	$118,788	$114,736	$116,461
Revenues from discontinued operations	3,365	4,948	6,341	6,070	5,980
Real estate revenues	$125,304	$127,456	$125,129	$120,806	$122,441

GAAP property operating expenses from continuing operations	$47,202	$48,247	$45,862	$42,593	$47,061
Property operating expenses from discontinued operations	1,185	1,948	2,132	2,080	3,091
Real estate property operating expenses	$48,387	$50,195	$47,994	$44,673	$50,152

Depreciation and amortization associated with real estate operations from continuing operations	$31,066	$32,402	$34,801	$30,156	$30,043
Depreciation and amortization from discontinued operations	21	628	1,231	1,893	2,977
Real estate-related depreciation and amortization	$31,087	$33,030	$36,032	$32,049	$33,020

Gain on sales of real estate, net, per statements of operations	$—	$4	$—	$16	$2,701
Add income taxes	—	—	—	—	—
Gain on sales of real estate from discontinued operations	4,138	3,358	1,299	150	—
Gain on sales of real estate from continuing and discontinued operations	4,138	3,362	1,299	166	2,701
Less: Gain on sales of non-operating properties	—	—	—	(16)	(2,701)
Gain on sales of operating properties	$4,138	$3,362	$1,299	$150	$—

Corporate Office Properties Trust

Supplementary Reconciliations of Non-GAAP Measures (continued)

(dollars in thousands)

	Three Months Ended
	3/31/12	12/31/11	9/30/11	6/30/11	3/31/11

Total Assets or Denominator for Debt to Total Assets	$3,797,368	$3,867,524	$3,965,392	$3,868,230	$3,865,809
Accumulated depreciation	570,242	559,679	553,306	527,616	526,825
Accumulated depreciation included in assets held for sale	5,840	17,922	6,791	6,791	—
Intangible assets on real estate acquisitions, net	83,940	89,120	97,954	99,231	106,444
Assets other than assets included in properties, net and assets held for sale	(377,725)	(397,933)	(423,408)	(393,066)	(397,038)
Non real estate assets included in assets held for sale	(5,664)	(6,523)	(1,946)	(1,617)	—
Denominator for Debt to Undepreciated Book Value of Real Estate Assets	$4,074,001	$4,129,789	$4,198,089	$4,107,185	$4,102,040

Impairment losses, per statements of operations	$5,126	$77,373	$—	$22,650	$27,742
Impairment losses on discontinued operations	1,461	1,301	—	21,955	—
Total impairment losses	6,587	78,674	—	44,605	27,742
Less: Impairment losses on previously depreciated operating properties	(11,833)	(39,481)	—	(31,031)	—
Impairment (recoveries) losses on non-operating properties	(5,246)	39,193	—	13,574	27,742
Less: Income tax expense (benefit) from impairments on non-operating properties	4,642	(4,146)	—	(4,598)	—
Impairment (recoveries) losses on non-operating properties, net of related tax	$(604)	$35,047	$—	$8,976	$27,742

Interest expense from continuing operations	$25,224	$24,224	$24,879	$26,039	$26,115
Interest expense from discontinued operations	451	690	750	791	813
Total interest expense	25,675	24,914	25,629	26,830	26,928
Less: Amortization of deferred financing costs	(1,572)	(1,506)	(1,629)	(1,702)	(1,759)
Less: Amortization of net debt discounts and premiums, net of amounts capitalized	(663)	(634)	(1,184)	(1,464)	(1,398)
Denominator for interest coverage	23,440	22,774	22,816	23,664	23,771
Scheduled principal amortization	3,207	3,108	3,226	3,623	3,798
Denominator for debt service coverage	26,647	25,882	26,042	27,287	27,569
Scheduled principal amortization	(3,207)	(3,108)	(3,226)	(3,623)	(3,798)
Preferred share dividends - redeemable non-convertible	4,025	4,026	4,025	4,026	4,025
Preferred unit distributions	165	165	165	165	165
Denominator for fixed charge coverage	$27,630	$26,965	$27,006	$27,855	$27,961

Preferred share dividends	$4,025	$4,026	$4,025	$4,026	$4,025
Preferred unit distributions	165	165	165	165	165
Common share dividends	19,819	29,693	29,688	29,632	27,704
Common unit distributions	1,173	1,775	1,781	1,808	1,809
Total dividends/distributions	$25,182	$35,659	$35,659	$35,631	$33,703

Common share dividends	$19,819	$29,693	$29,688	$29,632	$27,704
Common unit distributions	1,173	1,775	1,781	1,808	1,809
Dividends and distributions for payout ratios	$20,992	$31,468	$31,469	$31,440	$29,513

Debt, net	$2,418,078	$2,426,303	$2,420,073	$2,299,416	$2,396,795
Less: Construction in progress on assets held for sale	(75)	(12,277)	(22,936)	(22,934)	—
Less: Construction in progress	(408,883)	(409,086)	(447,969)	(407,674)	(396,170)
Adjusted debt for adjusted debt to adjusted EBITDA ratio	$2,009,120	$2,004,940	$1,949,168	$1,868,808	$2,000,625

Corporate Office Properties Trust

Definitions

Non-GAAP Measures

We believe that the measures defined below that are not determined in accordance with generally accepted accounting principles (“GAAP”) are helpful to investors in measuring our performance and comparing it to that of other real estate investment trusts (“REITs”).  Since these measures exclude certain items includable in their respective most comparable GAAP measures, reliance on the measures has limitations; management compensates for these limitations by using the measures simply as supplemental measures that are weighed in balance with other GAAP and non-GAAP measures.  These measures are not necessarily indications of our cash flow available to fund cash needs.  Additionally, they should not be used as an alternative to the respective most comparable GAAP measures when evaluating our financial performance or to cash flow from operating, investing and financing activities when evaluating our liquidity or ability to make cash distributions or pay debt service.

Adjusted Debt to Adjusted EBITDA ratio

Defined as (1) debt adjusted to subtract construction in progress as of the end of the period divided by (2) Adjusted EBITDA for the three month period that is annualized by multiplying by four.

Adjusted Earnings Before Interest, Income Taxes, Depreciation and Amortization (“Adjusted EBITDA”)

Adjusted EBITDA is net (loss) income adjusted for the effects of interest expense, depreciation and amortization, impairment losses, loss on interest rate derivatives and income taxes.  We believe that adjusted EBITDA is a useful supplemental measure of performance for assessing our un-levered performance.  We believe that net (loss) income is the most directly comparable GAAP measure to adjusted EBITDA.

Basic FFO available to common share and common unit holders (“Basic FFO”)

This measure is FFO adjusted to subtract (1) preferred share dividends, (2) income attributable to noncontrolling interests through ownership of preferred units in Corporate Office Properties, L.P. (the “Operating Partnership”) or interests in other consolidated entities not owned by us, (3) depreciation and amortization allocable to noncontrolling interests in other consolidated entities, (4) Basic FFO allocable to restricted shares and (5) issuance costs associated with redeemed preferred shares.  With these adjustments, Basic FFO represents FFO available to common shareholders and holders of common units in the Operating Partnership (“common units”).  Common units are substantially similar to our common shares of beneficial interest (“common shares”) and are exchangeable into common shares, subject to certain conditions.  We believe that Basic FFO is useful to investors due to the close correlation of common units to common shares.  We believe that net (loss) income is the most directly comparable GAAP measure to Basic FFO.

Cash net operating income (“Cash NOI”)

Defined as NOI from real estate operations adjusted to eliminate the effects of noncash rental revenues and property operating expenses (comprised of straight-line rental adjustments, which includes the amortization of tenant incentives, and amortization of acquisition intangibles included in FFO and NOI).  Under GAAP, rental revenue is recognized evenly over the term of tenant leases.  Many leases provide for contractual rent increases and the effect of accounting under GAAP for such leases is to accelerate the recognition of lease revenue.  Since some leases provide for periods under the lease in which rental concessions are provided to tenants, the effect of accounting under GAAP is to allocate rental revenue to such periods.  Also under GAAP, when a property is acquired, we allocate the acquisition to certain intangible components (including above- and below-market leases and above- or below- market cost arrangements), which are then amortized into FFO and NOI over their estimated lives.  We believe that Cash NOI is an important supplemental measure of operating performance for a REIT’s operating real estate because it makes adjustments to NOI for the above stated items that are not associated with cash to us.  As is the case with NOI, the measure is useful in our opinion in evaluating and comparing the performance of geographic segments, same-office property groupings and individual properties.  We believe that net (loss) income is the most directly comparable GAAP measure to Cash NOI.

Cash NOI, excluding gross lease termination fees

Defined as Cash NOI adjusted to eliminate the effects of lease termination fees paid by tenants to terminate their lease obligations prior to the end of the agreed lease terms.  Lease termination fees are often recognized as revenue in large one-time lump sum amounts upon the termination of tenant leases.  We believe that Cash NOI adjusted for lease termination fees is a useful supplemental measure of operating performance in evaluating same-office property groupings because it provides a means of evaluating the effect that

Corporate Office Properties Trust

Definitions

lease terminations had on the performance of the property groupings.  We believe that net (loss) income is the most directly comparable GAAP measure to Cash NOI, excluding gross lease termination fees.

Debt to Adjusted EBITDA ratio

Defined as debt divided by Adjusted EBITDA for the three month period that is annualized by multiplying by four.

Debt to Undepreciated Book Value of Real Estate Assets

Defined as the carrying value of our debt divided by total properties, net presented on our consolidated balance sheet excluding the effect of accumulated depreciation incurred to date on such properties.

Diluted adjusted funds from operations available to common share and common unit holders (“Diluted AFFO”)

Defined as Diluted FFO, as adjusted for comparability, adjusted for the following: (1) the elimination of the effect of (a) noncash rental revenues and property operating expenses (comprised of straight-line rental adjustments, which includes the amortization of recurring tenant incentives, and amortization of acquisition intangibles included in FFO and NOI, both of which are described under “Cash NOI” below), (b) share-based compensation, net of amounts capitalized, (c) amortization of deferred financing costs, (d) amortization of debt discounts and premiums and (e) amortization of settlements of debt hedges; and (2) recurring capital expenditures.  Recurring capital expenditures are defined as tenant improvements and incentives, building improvements and leasing costs for operating properties that are not (1) items contemplated prior to the acquisition of a property, (2) improvements associated with the expansion of a building or its improvements, (3) renovations to a building which change the underlying classification of the building (for example, from industrial to office or Class C office to Class B office) or (4) capital improvements that represent the addition of something new to the property rather than the replacement of something (for example, the addition of a new heating and air conditioning unit that is not replacing one that was previously there).  We believe that Diluted AFFO is an important supplemental measure of liquidity for an equity REIT because it provides management and investors with an indication of our ability to incur and service debt and to fund dividends and other cash needs.  We believe that the numerator to diluted EPS is the most directly comparable GAAP measure to Diluted AFFO.

Diluted AFFO, as adjusted for recurring capital expenditures of properties included in disposition plans

Defined as Diluted AFFO adjusted to add back recurring capital expenditures of properties included in disposition plans during the period that were already sold or are held for future disposition.  We believe that this measure is a useful supplemental measure of liquidity because it provides management and investors with an additional indication of our ability to incur and service debt and to fund dividends and other cash needs without the effect of the recurring capital expenditures that we expect to recover through the proceeds from the property dispositions.  We believe that the numerator to diluted EPS is the most directly comparable GAAP measure to this measure.

Diluted FFO available to common share and common unit holders (“Diluted FFO”)

Diluted FFO is Basic FFO adjusted to add back any changes in Basic FFO that would result from the assumed conversion of securities that are convertible or exchangeable into common shares.  The computation of Diluted FFO assumes the conversion of common units in the Operating Partnership but does not assume the conversion of other securities that are convertible into common shares if the conversion of those securities would increase Diluted FFO per share in a given period.  We believe that Diluted FFO is useful to investors because it is the numerator used to compute Diluted FFO per share, discussed below.  We believe that the numerator to diluted EPS is the most directly comparable GAAP measure to Diluted FFO.

Diluted FFO available to common share and common unit holders, as adjusted for comparability (“Diluted FFO, as adjusted for comparability”) and FFO, as adjusted for comparability

Defined as Diluted FFO or FFO adjusted to exclude operating property acquisition costs, gains on sales of, and impairment losses on, properties other than previously depreciated operating properties, net of associated income tax, gain or loss on early extinguishment of debt, loss on interest rate derivatives and accounting charges for original issuance costs associated with redeemed preferred shares.  We believe that the excluded items are not reflective of normal operations and, as a result, believe that a measure that excludes these items is a useful supplemental measure in evaluating operating performance.  We believe that the numerator to diluted EPS is the most directly comparable GAAP measure to this non-GAAP measure.

Corporate Office Properties Trust

Definitions

Diluted FFO per share

Diluted FFO per share is (1) Diluted FFO divided by (2) the sum of the (a) weighted average common shares outstanding during a period, (b) weighted average common units outstanding during a period and (c) weighted average number of potential additional common shares that would have been outstanding during a period if other securities that are convertible or exchangeable into common shares were converted or exchanged.  The computation of Diluted FFO per share assumes the conversion of common units in the Operating Partnership but does not assume the conversion of other securities that are convertible into common shares if the conversion of those securities would increase Diluted FFO per share in a given period.  We believe that Diluted FFO per share is useful to investors because it provides investors with a further context for evaluating our FFO results in the same manner that investors use earnings per share (“EPS”) in evaluating net (loss) income available to common shareholders.  We believe that diluted EPS is the most directly comparable GAAP measure to Diluted FFO per share.

Diluted FFO per share, as adjusted for comparability

Defined as (1) Diluted FFO available to common share and common unit holders, as adjusted for comparability divided by (2) the sum of the (a) weighted average common shares outstanding during a period, (b) weighted average common units outstanding during a period and (c) weighted average number of potential additional common shares that would have been outstanding during a period if other securities that are convertible or exchangeable into common shares were converted or exchanged.  The computation of this measure assumes the conversion of common units in the Operating Partnership but does not assume the conversion of other securities that are convertible into common shares if the conversion of those securities would increase the per share measure in a given period.  As discussed above, we believe that the excluded items are not indicative of normal operations.  As such, we believe that a measure that excludes these items is a useful supplemental measure in evaluating our operating performance.  We believe that diluted EPS is the most directly comparable GAAP measure.

Dividend Coverage-Diluted FFO, Diluted FFO, as adjusted for comparability, and Dividend Coverage-Diluted AFFO

These measures divide either Diluted FFO, Diluted FFO, as adjusted for comparability, or Diluted AFFO by the sum of (1) dividends on common shares and (2) distributions to holders of interests in the Operating Partnership and dividends on convertible preferred shares when such distributions and dividends are included in Diluted FFO.

Funds from operations (“FFO” or “FFO per NAREIT”)

Defined as net (loss) income computed using GAAP, excluding gains on sales of, and impairment losses on, previously depreciated operating properties and real estate-related depreciation and amortization.  We believe that we use the National Association of Real Estate Investment Trust’s (“NAREIT”) definition of FFO, although others may interpret the definition differently and, accordingly, our presentation of FFO may differ from those of other REITs.  We believe that FFO is useful to management and investors as a supplemental measure of operating performance because, by excluding gains related to sales of, and impairment losses on, previously depreciated operating properties and excluding real estate-related depreciation and amortization, FFO can help one compare our operating performance between periods.  We believe that net (loss) income is the most directly comparable GAAP measure to FFO.

Net operating income (“NOI”) from real estate operations

NOI is real estate revenues from continuing and discontinued operations reduced by total property expenses associated with real estate operations, including discontinued operations; total property expenses, as used in this definition, do not include depreciation, amortization or interest expense associated with real estate operations.  We believe that NOI is an important supplemental measure of operating performance for a REIT’s operating real estate because it provides a measure of the core real estate operations that is unaffected by depreciation, amortization, financing and general and administrative expenses; we believe this measure is particularly useful in evaluating the performance of geographic segments, same-office property groupings and individual properties.  We believe that net (loss) income is the most directly comparable GAAP measure to NOI.

NOI Debt Service Coverage Ratio and Adjusted EBITDA Debt Service Coverage Ratio

These measures divide either NOI from real estate operations or Adjusted EBITDA by the sum of interest expense on continuing and discontinued operations (excluding amortization of deferred financing costs and amortization of debt discounts and premiums, net of amounts capitalized) and scheduled principal amortization on mortgage loans for continuing and discontinued operations.

Corporate Office Properties Trust

Definitions

NOI Fixed Charge Coverage Ratio and Adjusted EBITDA Fixed Charge Coverage Ratio

These measures divide either NOI from real estate operations or Adjusted EBITDA by the sum of (1) interest expense on continuing and discontinued operations (excluding amortization of deferred financing costs and amortization of debt discounts and premiums, net of amounts capitalized), (2) dividends on preferred shares and (3) distributions on preferred units in the Operating Partnership not owned by us.

NOI Interest Coverage Ratio and Adjusted EBITDA Interest Coverage Ratio

These measures divide either NOI from real estate operations or Adjusted EBITDA by interest expense on continuing and discontinued operations (excluding amortization of deferred financing costs and amortization of debt discounts and premiums, net of amounts capitalized).

Payout ratios based on: (1) Diluted FFO; (2) Diluted FFO, as adjusted for comparability; (3) Diluted AFFO; and (4) Diluted AFFO, as adjusted for recurring capital expenditures of properties included in disposition plan

These payout ratios are defined as (1) the sum of (a) dividends on common shares and (b) distributions to holders of interests in the Operating Partnership and dividends on convertible preferred shares when such distributions and dividends are included in Diluted FFO divided by (2) the respective non-GAAP measures on which the payout ratios are based.

Recurring Capital Expenditures

Definition is included above in the definition for Diluted AFFO.

Same Office Property NOI

Defined as NOI from real estate operations of Same Office Properties.  We believe that Same Office Property NOI is an important supplemental measure of operating performance of Same Office Properties for the same reasons discussed above for NOI from real estate operations.

Other Definitions

Acquisition costs — Transaction costs expensed in connection with executed or anticipated acquisitions of operating properties.

Annualized Rental Revenue — The monthly contractual base rent as of the reporting date multiplied by 12, plus the estimated annualized expense reimbursements under existing office leases.

Demand Drivers Categories — Demand opportunity created through:

•                  Defense IT — current and future relationships with defense information technology contractors and, possibly, minor Government tenancy.

•                  Government — existing and future relationship with various agencies of the government of the United States of America.  Excludes Government tenancy included in Defense Information IT.

•                  Market — projected unfulfilled space requirements within a specific submarket; potential submarket demand exceeds existing supply.

•                  Research Park — specific research park relationship.

First Generation Space — Newly constructed or redeveloped space that has never been occupied.

Greater Washington/Baltimore Region — Includes counties that comprise the Baltimore/Washington Corridor, Northern Virginia,

Greater Baltimore, Suburban Maryland, St. Mary’s & King George Counties, and the Washington, DC-Capitol Riverfront.

Corporate Office Properties Trust

Definitions

Operational Space — The portion of a property in operations (excludes portion under construction or redevelopment).

Retenanted Space — Space leased to a new tenant after being occupied by a previous tenant.

Same Office Properties — Operating office properties owned and 100% operational since January 1, 2011, excluding properties held for future disposition.

Second Generation Space — Space leased that has been previously occupied.

Strategic Reallocation Plan — Plan approved by our Board of Trustees to dispose of properties that are no longer closely aligned with our strategy.

Strategic Tenant Properties — Properties occupied primarily by tenants in the United States Government and defense information technology sectors and data centers serving such sectors.

Under Construction — Properties on which vertical construction activities are underway.

Under Pre-Construction — Properties on which work associated with one or more of the following tasks is underway on a regular basis: pursuing entitlements, planning, design and engineering, bidding, permitting and premarketing/preleasing. Typically, these projects, as categorized in this Supplemental Information package, are targeted to begin construction in 12 months or less.

Under Redevelopment — Properties previously in operations on which activities to substantially renovate such properties are underway.

Unstabilized Properties — Properties with first generation operational space less than 90% occupied at period end.